[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

OFFICE/LABORATORY LEASE BETWEEN

SEVENTH STREET PROPERTIES VII, LLC (LANDLORD) AND

ADURO BIOTECH, INC. (TENANT)

740 Heinz Avenue Berkeley, California

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

Page

1.1	ARTICLE 1 BASIC LEASE PROVISIONS1
1.2	BASIC LEASE PROVISIONS1
1.3	DEFINITIONS4

ARTICLE 2 PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING9

2.1	LEASE OF PREMISES9
2.2	TERM9
2.3	DELIVERY OF POSSESSION10
2.4	CONDITION OF PREMISES10
2.5	PARKING10
2.6	RENEWAL OPTIONS11

ARTICLE 3 RENT14

ARTICLE 4 RENT ADJUSTMENTS AND PAYMENTS14

4.1	RENT ADJUSTMENTS14
4.2	STATEMENT OF LANDLORD15
4.3	BOOKS AND RECORDS15
4.4	TENANT OR LEASE SPECIFIC TAXES.16

ARTICLE 5 SECURITY16

ARTICLE 6 SERVICES18

6.1	LANDLORD’S GENERAL SERVICES18
6.2	UTILITIES AND JANITORIAL SERVICES20
6.3	ADDITIONAL AND AFTER HOUR SERVICES20
6.4	TELEPHONE SERVICES.20
6.5	DELAYS IN FURNISHING SERVICES21
6.6	CHOICE OF SERVICE PROVIDER22
6.7	SIGNAGE22

ARTICLE 7 POSSESSION, USE AND CONDITION OF PREMISES22

7.1	POSSESSION AND USE OF PREMISES22
7.2	LANDLORD ACCESS TO PREMISES; APPROVALS.32
7.3	QUIET ENJOYMENT33

1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 8 MAINTENANCE34

8.1	LANDLORD’S MAINTENANCE34
8.2	TENANT’S MAINTENANCE34

ARTICLE 9 ALTERATIONS AND IMPROVEMENTS35

9.1	TENANT ALTERATIONS35
9.2	LIENS36

ARTICLE 10 ASSIGNMENT AND SUBLETTING36

10.1	ASSIGNMENT AND SUBLETTING36
10.2	RECAPTURE39
10.3	EXCESS RENT39
10.4	TENANT LIABILITY40
10.5	ASSUMPTION AND ATTORNMENT40
10.6	PROCESSING EXPENSES40
10.7	EFFECT OF IMPERMISSIBLE TRANSFER41

ARTICLE 11 DEFAULT AND REMEDIES41

11.1	EVENTS OF DEFAULT41
11.2	LANDLORD’S REMEDIES42
11.3	ATTORNEY’S FEES44
11.4	BANKRUPTCY45
11.5	LANDLORD’S DEFAULT45

ARTICLE 12 SURRENDER OF PREMISES46

12.1	IN GENERAL46
12.2	LANDLORD’S RIGHTS47

ARTICLE 13 HOLDING OVER47

ARTICLE 14 DAMAGE BY FIRE OR OTHER CASUALTY47

14.1	SUBSTANTIAL UNTENANTABILITY47
14.2	INSUBSTANTIAL UNTENANTABILITY48
14.3	RENT ABATEMENT48
14.4	WAIVER OF STATUTORY REMEDIES49

ARTICLE 15 EMINENT DOMAIN49

15.1	TAKING OF WHOLE OR SUBSTANTIAL PART49
15.2	TAKING OF PART49

2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.3	COMPENSATION49

ARTICLE 16 INSURANCE50

16.1	TENANT’S INSURANCE50
16.2	FORM OF POLICIES50
16.3	LANDLORD’S INSURANCE51
16.4	WAIVER OF SUBROGATION51
16.5	NOTICE OF CASUALTY52

ARTICLE 17 WAIVER OF CLAIMS AND INDEMNITY52

17.1	WAIVER OF CLAIMS52
17.2	INDEMNITY BY TENANT53
17.3	WAIVER OF CONSEQUENTIAL DAMAGES53

ARTICLE 18 RULES AND REGULATIONS53

18.1	RULES53
18.2	ENFORCEMENT54

ARTICLE 19 LANDLORD’S RESERVED RIGHTS54

ARTICLE 20 ESTOPPEL CERTIFICATE54

20.1	TENANT ESTOPPEL54
20.2	ENFORCEMENT55
20.3	LANDLORD ESTOPPEL55

ARTICLE 21 [INTENTIONALLY OMITTED]55

ARTICLE 22 REAL ESTATE BROKERS55

ARTICLE 23 MORTGAGEE PROTECTION56

23.1	SUBORDINATION AND ATTORNMENT56
23.2	MORTGAGEE PROTECTION.57

ARTICLE 24 NOTICES57

ARTICLE 25 OFAC58

ARTICLE 26 MISCELLANEOUS58

26.1	LATE CHARGES58
26.2	NO JURY TRIAL; VENUE; JURISDICTION59
26.3	NO DISCRIMINATION59
26.4	FINANCIAL STATEMENTS60
26.5	OPTION60

3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26.6	TENANT AUTHORITY60
26.7	ENTIRE AGREEMENT60
26.8	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE60
26.9	EXCULPATION.61
26.10	ACCORD AND SATISFACTION61
26.11	LANDLORD’S OBLIGATIONS ON SALE OF BUILDING61
26.12	BINDING EFFECT61
26.13	CAPTIONS61
26.14	TIME; APPLICABLE LAW; CONSTRUCTION62
26.15	ABANDONMENT62
26.16	LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES62
26.17	SECURITY SYSTEM62
26.18	NO LIGHT, AIR OR VIEW EASEMENTS63
26.19	RECORDATION63
26.20	SURVIVAL63
26.21	TENANT’S CONTRACTORS, SUBCONTRACTORS AND VENDORS63
26.22	COUNTERPARTS63
26.23	EXHIBITS AND RIDERS64

4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

OFFICE/LABORATORY LEASE

ARTICLE 1

BASIC LEASE PROVISIONS

1.1	BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)	BUILDING AND ADDRESS: 740 Heinz Avenue
Berkeley, California 94710
(2)	LANDLORD AND ADDRESS:
Seventh Street Properties VII, LLC 1120 Nye Street, Suite 400 San Rafael, California 94901
Notices to Landlord shall be addressed:
Seventh Street Properties VII, LLC c/o Wareham Property Group 1120 Nye Street, Suite 400 San Rafael, California 94901
With a copy to:
Shartsis Friese LLP One Maritime Plaza, 18th Floor San Francisco, California 94901 Attention: David H. Kremer, Esq.
(3)	TENANT AND CURRENT ADDRESS:
(a)Name: Aduro Biotech, Inc.
(b)State of Delaware: Corporation
	(c)Federal Tax Identification Number:	94-3348934

Tenant shall promptly notify Landlord of any change in the foregoing items.

Notices to Tenant shall be addressed:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Prior to the Commencement Date:

626 Bancroft Way, #3C Berkeley, California 94710-2224 Attention: President

On and after the Commencement Date:

At the Premises Attention: President

(4)DATE OF THIS LEASE:  September 11, 2015

(5)LEASE TERM: Commencing on the Commencement Date and continuing through the last day of the one hundred forty-fourth (144th) full calendar month following the Commencement Date; provided, however in the event Tenant exercises the Expansion Option (as defined in Rider 2 to this Lease), then the Lease Term shall automatically continue through the last day of the one hundred forty-fourth (144th) full calendar month following the later to occur of the Phase II Commencement Date or the Phase III Commencement Date (as such terms are defined in Rider 2 to this Lease), subject in all cases to the options set forth in Section 2.6 below.

(6)PROJECTED COMMENCEMENT DATE:  June 1, 2016

(7)EXPIRATION DATE: The last day of the one hundred forty-fourth (144th) full calendar month following the last to occur of the Commencement Date and, if the Expansion Option is exercised, the Phase II Commencement Date or the Phase III Commencement Date, as applicable.

(8)MONTHLY BASE RENT: An amount determined by multiplying the Rentable Area of the Premises (as the same may exist from time-to-time) by the Applicable Monthly Base Rate. As used herein, the “Applicable Monthly Base Rate” shall be an amount equal to Three Dollars and Fifty Cents ($3.50) for the twelve (12) month period following the Commencement Date (which twelve (12) month period shall include any partial calendar month following the Commencement Date if the Commencement Date is other than the first (1st) day of a calendar month), which amount shall increase by a compounded three percent (3%) on the first, second, third, fourth and fifth annual anniversaries of the Commencement Date, and by a compounded two percent (2%) on the sixth annual anniversary of the Commencement Date and each annual anniversary thereafter.

(9)RENTABLE AREA: Shall mean the rentable square footage based on the standards applicable to the measurement of gross area of a “single-tenant” building in accordance with the Office Buildings: Standard Methods of Measurement, ANSI/BOMA Z65.3- 2009. However, notwithstanding anything to the contrary contained herein, in the event Tenant does not exercise the Expansion Option, then the rentable area of the Premises shall be re- measured by Landlord’s architect based on the standards applicable to a “multi-tenant” building in accordance with the Office Buildings: Standard Methods of Measurement, ANSI/BOMA Z65.1-2010 Method B and the economic terms of this Lease that are based on the rentable square footage (e.g. Monthly Base Rent, Tenant’s Share, Rent Adjustments, parking allocation, and Tenant Improvement Allowance) shall be retroactively adjusted, with Landlord or Tenant providing a “true-up” payment to the other, as applicable.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(10)SECURITY DEPOSIT: $229,195.00, subject to adjustment as provided in Rider 2.

(11)PREMISES: A portion of the first floor containing approximately 4,181 square feet of Rentable Area, the entire leasable area located on the third (3rd) floor containing approximately 27,010 square feet of Rentable Area, and the entire leasable area on the fourth (4th) floor containing approximately 25,261 square feet of Rentable Area, all as outlined on Exhibit A hereto (such portions of the Building collectively hereafter the “Phase I Premises”), but subject to Tenant’s exercise of the Expansion Option regarding the Phase II Premises and the Phase III Premises (as each are defined in Rider 2 to this Lease). Landlord and Tenant acknowledge that the first floor portion of the Phase I Premises may be subject to adjustment in accordance with Landlord’s approval of the Space Plan; provided, however, such portion of the Premises shall in any event be in the general location and general configuration as shown on Exhibit A hereto and shall in no event contain less than 4,181 square feet of Rentable Area.

(12)TENANT’S USE OF PREMISES: General office, research and development use, including laboratory use.

(13)PARKING: Up to three (3) unreserved parking spaces for each 1,000 square feet of Rentable Area of the Premises.

(14)BROKERS:

Landlord’s Broker: Kidder Mathews

Tenant’s Broker: Cresa Partners (Bay Area, Inc.) ENUMERATION OF EXHIBITS AND RIDER

The Exhibits and Rider set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT AOutline of the Premises

EXHIBIT BWorkletter Agreement

EXHIBIT C-1Laboratory Rules and Regulations

EXHIBIT C-2Rules and Regulations

RIDER 1Commencement Date Agreement

RIDER 2Additional Provisions

1.2DEFINITIONS

For purposes hereof, in addition to terms defined elsewhere in this Lease, the following terms shall have the following meanings:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AFFILIATE: Any corporation or other business entity that is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant or Landlord, as the case may be.

BUILDING: The building located at the address specified in Section 1.1(1). The Building may include office, laboratory, retail and other uses.

CABLE: As defined in Section 8.2.

COMMENCEMENT DATE:  The date determined in accordance with Article 2.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit, are not visible from outside of the Premises, and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT:  As defined in Section 11.1.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.&S.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

EARLY POSSESSION DATE: The date specified in a written notice to Landlord, as provided in Section 2.3, upon which Tenant will take possession of the Premises prior to the Substantial Completion of the Landlord Work.

EXPIRATION DATE:  The date specified in Section 1.1(7).

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

GREEN BUILDING STANDARDS: One or more of the following: the U.S. EPA’s Energy Star® Portfolio Manager, the Green Building Initiative’s Green Globes™ building rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED®) building rating system, the ASHRAE Building Energy Quotient (BEQ), the Global Real Estate Sustainability Benchmark (GRESB), or other standard for high performance buildings adopted by Landlord with respect to the Building or the Project, as the same may be revised from time to time.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located. LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord as specifically described in the Workletter or exhibits attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all Exhibits and Riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

LEASEHOLD IMPROVEMENTS: As defined in Section 12.1. MONTHLY BASE RENT:  The monthly rent specified in Section 1.1(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays reasonably recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property, including, without limitation, property management fees not to exceed 3.5% of gross revenues; costs and expenses of any capital improvements which shall be amortized over a period reasonably determined by Landlord together with interest thereon at a rate reasonably determined by Landlord; an equitable allocation of management office expenses (including, without limitation, office rent, supplies, equipment, salaries, wages, bonuses and other compensation relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Aquatic Park Center Campus); and, if applicable, the cost of operating BART shuttle service and a fitness center and conference center that is available for use by Tenant (which centers may be located in other buildings in the Aquatic Park Center Campus owned by Landlord or affiliates of Landlord), as reasonably determined by Landlord. Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Project, (ii) costs of goods or services to the extent billed directly to other tenants of the Project (other than as reimbursement of general operating expenses), (iii)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord may include in Operating Expenses), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs to the extent Landlord has been reimbursed for the same by insurance proceeds, condemnation awards, third party warranties or other third parties (other than tenant’s reimbursement of general operating expenses), (ix) expenses incurred in negotiating leases of tenants in the Project or enforcing lease obligations of tenants in the Project,

(x) Landlord’s general corporate overhead, (xi) costs incurred in connection with a sale, financing, refinancing or transfer of all or any portion of the Project, (xii) payments to affiliates of Landlord for goods or services to the extent the same are materially in excess of what would be paid to non-affiliated parties of similar experience, skill and expertise for such goods or services in an arm’s length transaction; and (xiii) costs incurred to comply with Laws relating to the removal and remediation of any Hazardous Material provided, however, that any costs incurred in the cleanup or remediation of de minimis amounts of Hazardous Materials customarily used in office buildings or used to operate motor vehicles and customarily found in parking facilities shall be included as Operating Expenses. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses for the Property that are not, in Landlord’s reasonable discretion, allocable solely to either the office, laboratory, or retail portion of the Building shall be equitably allocated by Landlord between/amongst such uses.

PREMISES:The space located in the Building described in Section 1.1(11) and as outlined on Exhibit A attached hereto.

PROJECT or PROPERTY: The Project consists of the office and laboratory/research building located at the street address specified in Section 1.1(1) in Berkeley, California, and associated surface and garage parking as designated by Landlord from time to time, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property.

PROJECT’S SUSTAINABILITY PRACTICES: The operations and maintenance practices for the Building, whether incorporated into the Building’s Rules and Regulations, construction rules and regulations or separate written sustainability policies of Landlord with respect to the Building or the Project, as the same may be revised from time to time so long as such revisions do not materially and negatively impact Tenant’s use of the Premises, addressing, among other things: energy efficiency; energy measurement and reporting; water usage; recycling, composting, and waste management; indoor air quality; and chemical use.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses and/or Taxes. The Rent Adjustments shall be determined and paid as provided in Article 4.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord’s estimate of the Rent Adjustment attributable to each month of the applicable calendar year (or partial calendar year) during the Term. On or before the Commencement Date and with each Landlord’s Statement (defined in Article 4), Landlord may estimate and notify Tenant in writing of its estimate of the Operating Expenses and of Taxes for such calendar year (or partial calendar year). Prior to the first determination by Landlord of the amount of Operating Expenses and of Taxes for the first calendar year (or partial calendar year), Landlord may estimate such amounts in the foregoing calculation. Landlord shall have the right from time to time during any calendar year to provide a new or revised estimate of Operating Expenses and/or Taxes and to notify Tenant in writing thereof, of corresponding adjustments in Tenant’s Rent Adjustment Deposit payable over the remainder of such year, and of the amount or revised amount due allocable to months preceding such change. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during each year throughout the Term.

RENTABLE AREA OF THE PREMISES: The amount of square footage stipulated and/or determined, from time to time, pursuant to Section 1.1(9).

STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete “punchlist” or similar minor corrective work. If Landlord shall be delayed in Substantial Completion due to a Tenant Delay, the date of Substantial Completion for purposes of determining the Commencement Date shall be the date when Substantial Completion would have occurred if there had been no Tenant Delay. Tenant acknowledges that the length of any Tenant Delay is to be measured by the duration of the delay in Substantial Completion caused by the event or conduct constituting Tenant Delay, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

TAXES: All federal, state and local governmental taxes, assessments, license fees and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control, or operation of the Property or any of its components (including any personal property used in connection therewith) or Landlord’s business of owning and operating the Property, which may also include any rental, revenue, general gross receipts or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any

(i)federal, state or local inheritance, general income, gift or estate taxes, or (ii) state or local documentary transfer taxes in connection with a sale of the Property, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease.

TENANT ADDITIONS: Collectively, Landlord Work, Tenant Work and Tenant Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord Work or Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord’s request pursuant to Section 6.1(b).

TENANT DELAY: Any act or omission of Tenant which delays Substantial Completion of the Landlord Work.

TENANT WORK: All work installed or furnished to the Premises by Tenant in connection with Tenant’s initial occupancy.

TENANT’S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, as determined by Landlord from time to time. Tenant acknowledges that the Rentable Area of the Premises or Building may change from remeasurement or otherwise during the Term or as a result of Tenant leasing additional space within the Building. Notwithstanding anything herein to the contrary, Landlord may equitably adjust Tenant’s Share for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project, provided such adjustment is done in accordance with sound real estate accounting and management principles, consistently applied.

TERM:   The initial term of this Lease commencing on the Commencement Date and expiring on the Expiration Date, and extension of the initial term, if any.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TERMINATION DATE:The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

WORKLETTER: The Agreement regarding the manner of completion of Landlord Work and Tenant Work set forth on Exhibit B attached hereto.

ARTICLE 2

PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.1LEASE OF PREMISES

(a)Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease as of the date of such possession, except as otherwise expressly provided in this Lease.

(ii)Tenant shall have the right to cause its Architect to verify and confirm the Rentable Area of the Premises and may make a written objection to the Rentable Area set forth in Section 1.1(11) above, as follows: (i) within thirty (30) days following Landlord’s notification to Tenant of the final Rentable Area respecting the portion of Premises located on the first floor, within thirty (30) days following the date of this Lease with respect to the Rentable Areas of the portion of Premises located on the 3rd floor and 4th floor. Additionally, in the event Tenant does not exercise the Expansion Option and Landlord’s architect re-measures the Rentable Area of the Premises as provided Section 1.1(9) above, then Tenant may make a written objection to the revised Rentable Area, as so determined by Landlord’s architect, within thirty (30) days following Tenant’s receipt of the same. If Tenant does not make a timely written objection to the Rentable Area as set forth, then Tenant shall be deemed to have stipulated and agreed as to the Rentable Area determined by Landlord or as set forth in this Lease, as applicable. In the event Tenant timely makes a written objection to the Rentable Area as set forth, then the parties shall cooperate in good faith to resolve the same.

2.2TERM

(a)The Commencement Date shall be the date which is thirty (30) days after the earlier to occur of: (i) the Early Possession Date respecting the Phase I Premises or (ii) the issuance of a temporary or final certificate of occupancy, or equivalent, from the City of Berkeley for the Phase I Premises; provided, however in no event shall the Commencement Date be a date later than the Projected Commencement Date.

(b)Within thirty (30) days following the Commencement Date, Landlord and Tenant shall enter into an agreement (the form of which is attached hereto as Rider 1) confirming the Commencement Date. If Tenant fails to enter into such agreement, then the Commencement Date shall be the date designated by Landlord in such agreement.

2.3DELIVERY OF POSSESSION

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Landlord shall deliver possession to Tenant upon Substantial Completion of the Landlord Work. If Landlord shall be unable to timely give such possession for any reason, then this Lease shall not be void or voidable, nor shall Landlord be subject to any liability therefore. However, if possession has not been delivered with the Landlord Work Substantially Complete by December 31, 2015 (as such date shall be extended by any Tenant Delay and/or default on the part of Tenant (the “Outside Delivery Date”), then the Projected Commencement Date shall be extended on a day-for-day for each day beyond the Outside Delivery Date until Landlord delivers possession with the Landlord Work Substantially Complete. Notwithstanding the foregoing, following no less than thirty (30) days prior written notice from Tenant to Landlord, Landlord shall deliver possession of the Premises prior to Substantial Completion of the Landlord Work, and such entry shall be subject to all the provisions of this Lease other than the payment of Monthly Base Rent, including, without limitation, Tenant’s compliance with the insurance and indemnity requirements of this Lease. In connection with such early entry, Tenant agrees that it shall not in any way interfere with the progress of the Landlord Work. Should such early entry interfere with the progress of the Landlord Work, in Landlord’s judgment, then Landlord may demand that Tenant forthwith cease the activities that are causing such interference or vacate the Premises as necessary until such interference would not occur, and Tenant shall immediately comply with such demand.

2.4CONDITION OF PREMISES

No later than August 31, 2016, Tenant shall notify Landlord in writing of any defects in the Landlord Work that are claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord’s architect shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

2.5PARKING

During the Term, Tenant shall lease from Landlord, at a minimum, 1.54 parking stalls for each 1,000 square feet of Rentable Area of the Premises for use by Tenant and its employees, guests and visitors. All such stalls shall be located on the Property or in the parking garage located at 710 Heinz Avenue and shall be leased by Tenant at the monthly rate of $100.00 for each stall during the first Lease Year, which rate shall increase on each annual anniversary thereafter at the rates set forth for increases to Monthly Base Rent as set forth in Section 1.1(8) above. Tenant may lease from Landlord, subject to availability, up to a maximum of 3.00 parking stalls for each 1,000 square feet of Rentable Area of the Premises. Landlord shall first endeavor to provide such additional parking stalls in the 710 Heinz Avenue garage, to the extent stalls in such garage are available and not committed to other tenants of the Aquatic Park Center Campus pursuant to a binding lease agreement. In addition, in the event Tenant elects to lease more than the minimum amount of stalls (i.e., 1.54 per 1,000) and if providing Tenant with the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ability to effectively use such additional stalls will require Landlord to institute valet services, off-site parking or other measures due to stalls in the 710 Heinz Avenue garage being committed to other tenants of the Aquatic Park Center Campus pursuant to binding leases, then Tenant shall reimburse Landlord, as additional Rent hereunder, within ten (10) days of demand therefor for all costs actually incurred by Landlord in order to secure and provide such additional parking services and availability, which costs shall not include (i) costs of a capital nature, unless amortized as provided in the definition of Operating Expenses, or (ii) expenses or acquisition costs related to the construction or acquisition of additional parking areas. In the event Tenant fails at any time to pay the full amount of any such parking charges or reimbursements, then in addition to all other remedies available to Landlord hereunder, Tenant’s parking rights shall be reduced to the extent of Tenant’s failure to pay for the same. The locations and type of parking shall be designated by Landlord or Landlord’s parking operator from time to time, provided that in no event shall Tenant be required to use valet or off-site parking if the 710 Heinz Avenue garage have parking stalls that are not committed to other tenants within the Aquatic Park Center Campus pursuant to a binding lease. Tenant acknowledges and agrees that the parking stalls serving the Project may, subject to the other provisions of this Section 2.5, include tandem and/or valet parking and a mixture of stalls for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking stalls for vehicles larger than the striped size of the parking stalls. All vehicles utilizing Tenant’s parking privileges shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord’s parking operator, including a requirement that Tenant pay to Landlord or Landlord’s parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant’s parking privileges. Tenant shall not allow any vehicles using Tenant’s parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord or its parking operator for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord.

2.6RENEWAL OPTIONS

(a)Tenant shall have the option to renew this Lease (“Renewal Option”) with respect to the entirety of the Premises (and including, if applicable, the entirety of the Expansion Premises taken pursuant to Rider 2) for two (2) consecutive additional terms of five (5) years each (each a “Renewal Term”), commencing upon expiration of the initial Term or the first Renewal Term, as applicable. Each Renewal Option must be exercised, if at all, by written notice given by Tenant to Landlord not later than twelve (12) months prior to commencement of the Renewal Term. If Tenant properly exercises a Renewal Option, then references in this Lease to the Term shall be deemed to include the Renewal Term.  Tenant’s rights under this Section 2.6 shall, at the option of Landlord, be null and void and Tenant shall have no right to renew this Lease if on the date Tenant exercises a Renewal Option or on the date immediately preceding the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

commencement date of a Renewal Term (i) a Default beyond the applicable cure period shall have occurred and be continuing hereunder, or (ii) the named Tenant hereunder or pursuant to a Permitted Transfer (defined below), a Tenant Affiliate, does not occupy the entire Premises.

(b)If Tenant properly exercises a Renewal Option, then during such Renewal Term all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial Term shall apply during the Renewal Term, including without limitation the obligation to pay Rent Adjustments, except that (i) Tenant shall accept the Premises in their then “as-is” state and condition and Landlord shall have no obligation to make or pay for any improvements to the Premises, and (ii) during the Renewal Term the Monthly Base Rent payable by Tenant shall be the Fair Market Value during the Renewal Term as hereinafter set forth, except that in no event shall Monthly Base Rent during a Renewal Term be (i) less than ninety percent (90%) of the Monthly Base Rent in effect during the month immediately preceding the Renewal Term, or (ii) greater than one hundred fifteen percent (115%) of the Monthly Base Rent in effect during the month immediately preceding the Renewal Term.

(c)For purposes of this Section, the term “Fair Market Value” shall mean the rental rate, additional rent adjustment and other charges and increases, if any, for space comparable in size, location and quality of the Premises under primary lease (and not sublease) to new or renewing tenants, for a comparable term with base rent adjusted for the relative tenant improvement allowance, if applicable and taking into consideration such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in comparable science/laboratory buildings in Emeryville or Berkeley. The Fair Market Value shall not take into account any Tenant Alterations or other improvements paid for by Tenant.

(d)If Tenant properly exercises a Renewal Option, then Landlord, by notice to Tenant not later than six (6) months prior to commencement of the Renewal Term, shall indicate Landlord’s determination of the Fair Market Value. Tenant, within fifteen (15) days after the date on which Landlord provides such notice of the Fair Market Value shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s acceptance of Landlord’s determination of the Fair Market Value, or (ii) if Tenant disagrees with Landlords’ determination, provide Landlord with written notice of Tenant’s election to submit the Fair Market Value to binding arbitration (the “Arbitration Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Arbitration Notice within such fifteen (15) day period, Tenant shall have been deemed to have given the Binding Notice. If Tenant provides or is deemed to have provided Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein.

(e)If the parties are unable to agree upon the Fair Market Value for the Premises within ten (10) days after Landlord’s receipt of the Arbitration Notice, Fair Market Value as of commencement of the Renewal Term shall be determined as follows:

(1)Within ten (10)) days after the date Tenant delivers the Arbitration Notice, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the Fair Market Value for the Premises for a term equal to the Renewal Term from a broker or appraiser (“Tenant’s broker”) licensed in the State of California and engaged in the science/laboratory markets in Emeryville and Berkeley, California, for at least the immediately

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

preceding five (5) years. If Landlord accepts such determination, Landlord shall provide written notice thereof within ten (10) days after Landlord’s receipt of such determination and the Base Rent for the Renewal Term shall be adjusted to an amount equal to the Fair Market Value determined by Tenant’s broker. Landlord shall be deemed to have rejected Tenant’s determination if Landlord fails to respond within the ten (10) day period.

(2)If Landlord provides notice that it rejects, or is deemed to have rejected, such determination, within twenty (20) days after receipt of the determination of Tenant’s broker, Landlord shall designate a broker or appraiser (“Landlord’s broker”) licensed in the State of California and possessing the qualifications set forth in (1) above. Landlord’s broker and Tenant’s broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord’s broker (“Neutral Broker”).

(3)The Neutral Broker shall determine the Fair Market Value for the Premises as of the commencement of the Renewal Term within fifteen (15) days after the appointment of such Neutral Broker by choosing the determination of the Landlord’s broker that was set forth in the initial notice delivered by Landlord pursuant to Section 2.6(d) or the Tenant’s broker that was delivered pursuant to Section 2.6(e)(1) which is closest to its own determination of Fair Market Value. The decision of the Neutral Broker shall be binding on Landlord and Tenant.

(f)Landlord shall pay the costs and fees of Landlord’s broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s broker in connection with such determination as well as the costs and fees of any broker who assists Tenant in the renewal. The costs and fees of the Neutral Broker shall be paid one-half by Landlord and one-half by Tenant.

(g)If the amount of the Fair Market Value has not been determined pursuant to this Section 2.6 as of the commencement of the Renewal Term, then Tenant shall continue to pay the Base Rent in effect during the last month of the initial Term until the amount of the Fair Market Value is determined. When such determination is made, Tenant shall pay any deficiency to Landlord upon demand.

(h)If Tenant is entitled to and properly exercises its Renewal Option, upon determination of Fair Market Value pursuant to this Section 2.6, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Expiration Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after determination of Fair Market Value and, provided the same is accurate, Tenant shall execute and return the Renewal Amendment to Landlord within ten (10) days after Tenant’s receipt of same, but an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

ARTICLE 3

RENT

Tenant shall pay to Landlord at the address specified in Section 1.1(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article 4, during the Term. Monthly Base Rent shall be paid monthly in advance on or prior to the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE 4

RENT ADJUSTMENTS AND PAYMENTS

4.1RENT ADJUSTMENTS

From and after the Commencement Date, Tenant shall pay to Landlord Rent Adjustments with respect to each calendar year (or partial calendar year in the case of the year in which the Commencement Date and the Termination Date occur) as follows as follows:

(a)The Rent Adjustment Deposit representing Tenant’s Share of Operating Expenses for the applicable calendar year (or partial calendar year), monthly during the Term with the payment of Monthly Base Rent;

(b)The Rent Adjustment Deposit representing Tenant’s Share of Taxes for the applicable calendar year (or partial calendar year), monthly during the Term with the payment of Monthly Base Rent;

(c)Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2. Rent Adjustments due from Tenant to Landlord for any calendar year (or partial calendar year) shall be Tenant’s Share of Operating Expenses for such calendar year (or partial calendar year) and Tenant’s Share of Taxes for such calendar year (or partial calendar year); and

(d)For purposes of determining Rent Adjustments, if the Building or Property is not fully occupied during all or a portion of any calendar year during the Term, Landlord shall make appropriate adjustments to the variable components of Operating Expenses for such calendar year (or partial calendar year), employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building or Property been fully occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such calendar year (or partial calendar year). In the event that the Property is not fully assessed for all or a portion of any calendar year (or partial calendar year) during the Term, then Taxes shall be adjusted to an amount which would have been payable in such calendar year (or partial calendar year) if the Property had been fully assessed.

4.2STATEMENT OF LANDLORD

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

On or before April 1 of each calendar year (or as soon thereafter as practical), Landlord will furnish Tenant a statement (“Landlord’s Statement”) respecting the prior calendar year showing the following:

(a)Operating Expenses and Taxes for such calendar year;

(b)The amount of Rent Adjustments due Landlord for the last calendar year, less credit for Rent Adjustment Deposits paid, if any; and

(c)Any change in the Rent Adjustment Deposit due monthly in the current calendar year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall, at Landlord’s option, either be directly refunded to Tenant by check or otherwise, or be credited to the Rent Adjustment Deposit next coming due. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2. Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant’s obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable calendar year (or partial calendar year). During the last complete calendar year or during any partial calendar year in which this Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant’s obligation to pay Rent Adjustments survives the expiration or termination of this Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.3BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting and who shall not be paid on a contingency basis) shall have the right, for a period of sixty (60) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. Tenant shall pay for all costs of such examination, provided, however, if such examination results in a discrepancy of more than five percent (5%) in the actual Operating Expenses and Taxes from those shown on the Landlord’s Statement, such costs shall be reimbursed by Landlord, not to exceed $5,000.00. If Tenant does not object in writing to Landlord’s Statement within ninety (90) days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant and Tenant shall be deemed to have waived its right to dispute Landlord’s Statement. If Tenant does dispute any Landlord’s Statement, Tenant shall deliver a

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

copy of any such audit to Landlord at the time of notification of the dispute. If Tenant does not provide such notice of dispute and a copy of such audit to Landlord within such ninety day (90) day period, it shall be deemed to have waived such right to dispute Landlord’s Statement. Any amount due to Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. In no event shall Tenant be permitted to dispute any statement of Operating Expenses and Taxes unless Tenant has paid and continues to pay all Rent when due. Upon resolution of any dispute with respect to Operating Expenses and Taxes, Tenant shall either pay Landlord any shortfall or Landlord shall credit Tenant with respect to any overages paid by Tenant. The records obtained by Tenant shall be treated as confidential and neither Tenant nor any of its representatives or agents (including without limitation any financial or legal consultants) shall disclose or discuss the information set forth in the audit to or with any other person or entity (“Confidentiality Requirement”). Tenant shall indemnify and hold Landlord harmless for any losses or damages arising out of the breach of the Confidentiality Requirement.

4.4TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal, state or local inheritance, general income, gift or estate taxes or state or local documentary transfer taxes in connection with a sale of the Property) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant’s personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from any Landlord Work, Tenant Work, Tenant Alterations, or any other improvements to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.4 shall not be included in any computation of Taxes payable pursuant to Sections 4.1 and 4.2.

ARTICLE 5 SECURITY

(a)Prior to the Commencement Date, Tenant shall deliver to Landlord and maintain until the Security Expiration Date (as defined below) a security deposit (the “Security Deposit”) the amount set forth in the Section 1.1(10) above. The Security Deposit may be in the form of cash ("Cash Deposit") or a Letter of Credit (as hereinafter defined) or combination of the forgoing as provided herein. In the event of a draw upon the Letter of Credit or an application of the Cash Deposit in accordance with the requirements herein, then Tenant shall have an obligation to, within five (5) business days following such draw, post an additional Cash Deposit or Letter of Credit (or increase the stated amount of any Letter of Credit previously provided to Landlord) such that the aggregate amount posted to Landlord as a Security Deposit hereunder equals the then-applicable Security Deposit Value (as hereinafter defined). Any Letter of Credit shall be in the form of a clean,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawable upon bank or financial institution reasonably approved by Landlord (the “Bank”) that meets at least two of the following three ratings standards as to its unsecured and senior, long-term debt obligations (not supported by third party credit enhancement):  (a) “A” or better by Moody’s Investors Service, or its successor, (b) “BBB” or better by Standard & Poor’s Rating Service, or its successor; or (c) “A” or better by Fitch Ratings, or its successor (the “Rating Standard”). The Letter of Credit shall have a term of not less than one year, be payable upon presentation at a location in Berkeley, California, be for the benefit of Landlord as security for the faithful performance and observance by Tenant of the terms, provisions, and conditions of the Lease, and otherwise be in a form and content acceptable to the Landlord.  The “Security Deposit Value” shall mean the amount set forth in the Section 1.1(10) above.

(b)If the expiration date of the Letter of Credit is earlier than the thirtieth (30th) day after the Expiration Date, then Tenant shall renew, replace or amend the Letter of Credit, in the same form or another form reasonably acceptable to Landlord from time to time, no later than thirty (30) days prior to the expiration of the Letter of Credit. If at any time the Bank that has issued the Letter of Credit then being held by Landlord hereunder fails to meet the Rating Standard, then within ten (10) business days after Landlord’s notice to Tenant of such failure, Tenant shall deliver (i) a Cash Deposit and/or (ii) a replacement Letter of Credit meeting the requirements of this Article 5 from a Bank meeting the Rating Standard, in an aggregate amount equal to the Security Deposit Value. Promptly following receipt of such Cash Deposit and/or replacement Letter of Credit, Landlord shall return the prior Letter of Credit to Bank and take such other reasonable steps as are necessary to cause such prior Letter of Credit to be cancelled.

(c)It is agreed that in the event that Tenant defaults in respect of any of the terms, conditions or provisions of this Lease, including, but not limited to (i) the payment of the Monthly Base Rent or Rent Adjustments, (ii) the delivery of a Cash Deposit or replacement Letter of Credit meeting the requirements of this Article 5 from a Bank meeting the Rating Standard above within ten (10) business days after Landlord’s notice to Tenant of such issuing Bank’s failure to meet the Rating Standard, or (iii) the aforesaid agreement to cause the Bank to renew, amend or replace the Letter of Credit to extend the expiration date thereof, then without waiving any of the Landlord’s other rights and remedies under this Lease, Landlord shall have the right to require the Bank to make payment to Landlord of the amount required to cure such default or such other sum to compensate Landlord for actual damages incurred in connection with such this Lease not to exceed the face amount of the Letter of Credit; provided that in the case of a default described in clause (ii) or (iii) above, Landlord shall have the right to draw the entire amount of the Letter of Credit, in which case, Landlord shall hold the cash proceeds as security for the performance of Tenant’s obligations under the Lease and either (x) Tenant shall deliver to Landlord a replacement Letter of Credit meeting the Rating Standard in the face amount of the then-applicable Security Deposit Value; and upon such delivery of the replacement Letter of Credit, Landlord shall return the cash proceeds from its draw on the previous Letter of Credit to Tenant (to the extent not properly applied to cure any other default of Tenant hereunder); or (y) Landlord shall hold the cash proceeds from its draw on the previous Letter of Credit as a Cash Deposit (as defined below) and may apply the Cash Deposit or any portion thereof as provided below. The Letter of Credit shall be transferable, at no charge to Landlord, upon reasonable prior notice to the Bank subject to compliance with any reasonable transfer procedures set forth in the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Letter of Credit, provided that Tenant shall not be required to pay any such transfer or processing fees more than one (1) time in any consecutive twelve (12) month period.

(d)Tenant waives the provisions of California Civil Code Section 1950.7, or any similar or successor laws now or hereinafter in effect, that restrict Landlord’s use or application of the Security Deposit, or that provide specific time periods for return of the Security Deposit. Without limiting the generality of the foregoing, and notwithstanding the provisions of the following paragraph, Tenant expressly agrees that if Landlord terminates this Lease due to a Default or if Tenant rejects this Lease in a bankruptcy proceeding, Landlord shall be entitled to hold the Security Deposit until the amount of damages recoverable pursuant to California Civil Code Section 1951.2 is finally determined.

(e)Provided no Default then exists, the Letter of Credit or any portion of any sum collected by Landlord thereunder from the Bank not theretofore applied by Landlord pursuant to this Article 5, or, if applicable, the Cash Deposit or so much thereof as has not theretofore been applied by Landlord pursuant to this Article 5, together with any other portion of any other sums then held by Landlord as security, shall be returned to Tenant within sixty (60) days after the later of the Expiration Date or Tenant’s vacation and surrender of the Premises in accordance with the requirements of this Lease (such sixtieth day be defined herein as the “Security Expiration Date”).

ARTICLE 6

SERVICES

6.1LANDLORD’S GENERAL SERVICES

(a)So long as this Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services the cost of which services shall be included in Operating Expenses:

(1)heat, ventilation and air-conditioning (“HVAC”) in the Premises (i) during Standard Operating Hours as necessary in Landlord’s reasonable judgment for the comfortable occupancy of the Premises under normal business office and laboratory operations, and (ii) outside of Standard Operating Hours to minimum safe setback levels for laboratory operations (“After-Hours Setback”), subject to compliance with all applicable voluntary and mandatory regulations and Laws;

(2)tempered and cold water for normal and customary use in the Premises and in lavatories in common with other tenants from the regular supply of the Building;

(3)customary cleaning and janitorial services in the Common Areas five (5) days per week, excluding National Holidays;

(4)washing of the outside windows in the Premises weather permitting at intervals determined by Landlord, but consistent with a first-class office and laboratory building in Emeryville or Berkeley;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(5)automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to reasonable scheduling by Landlord and payment of Landlord’s standard charges. Tenant shall have access to the Premises seven (7) days per week, twenty-four (24) hours per day, subject to such reasonable measures and systems for access control and/or tenant identification as exist from time to time at the Building, including, for example only, keys or card-keys for entry; and

(6)shuttle service for employees of the tenants of the Aquatic Park Center Campus between the Aquatic Park Center Campus and the Ashby BART station, as administered by Landlord, its affiliates or third parties, which shuttle service currently operates on weekdays (excluding holidays) between the hours of 5:35 a.m. through 9:55 a.m., and 3:00 p.m. through 6:45 p.m.

(b)Landlord shall provide a security program for the Building (but not individually for Tenant or the Premises) generally consistent with the standards of comparable class "A" office/laboratory buildings in Berkeley. The cost of the security program shall be an Operating Expense. Landlord shall not be liable in any manner to Tenant or any other Tenant Parties for any acts (including criminal acts) of others, or for any direct, indirect, or consequential damages, or any injury or damage to, or interference with, Tenant's business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or other loss or damage, bodily injury or death, related to any malfunction, circumvention or other failure of any security program, or for the failure of any security program to prevent bodily injury, death, or property damage, or loss, or to apprehend any person suspected of causing such injury, death, damage or loss.

(c)So long as this Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish to the Premises replacement lamps, bulbs, ballasts and starters used in any normal Building lighting installed in the Premises, except that if the replacement or repair of such items is a result of negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, such cost shall be paid by Tenant within ten (10) days after notice from Landlord and shall not be included as part of Operating Expenses.

(d)If Tenant uses heat generating machines or equipment in the Premises to an extent which adversely affects the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units to service the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

(e)Tenant shall pay Landlord at rates fixed by Landlord for all tenants in the Building, charges for all water furnished to the Premises beyond that described   in Section 6.1(a)(2), including the expenses of installation of a water line, meter and fixtures.

6.2UTILITIES AND JANITORIAL SERVICES

All utility services used by Tenant or provided to the Premises, including, without limitation, electricity, gas, water, and sewer services, shall be paid for by Tenant by separate charge and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall not be included as part of Operating Expenses. Such charges shall be based upon Tenant’s usage as measured by a separate meter or submeter for the Premises, or as reasonably estimated by Landlord and shall be payable by Tenant to Landlord within 15 days after billing by Landlord. In addition, Tenant shall provide its own janitorial services to the Premises, using a janitorial service reasonably acceptable to Landlord. Notwithstanding any provision of this Lease to the contrary, , Tenant shall not make any alterations or additions to the electric equipment or systems, in each instance, without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed so long as such alterations or additions (i) do not exceed the capacity of the wiring, feeders and risers and (ii) are in compliance with the City’s building code. Tenant’s use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

6.3ADDITIONAL AND AFTER HOUR SERVICES

At Tenant’s written request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.1, if Landlord can reasonably do so, on the terms set forth herein. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord’s prevailing rates charged from time to time for such services and utilities. Without limiting the generality of the foregoing, for HVAC service outside of Standard Operating Hours and beyond After-Hours Setback levels, Landlord’s prevailing rate as of the date of this Lease includes a one (1) hour minimum per activation. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any or all of such additional services.

6.4TELEPHONE SERVICES

All telephone, and communication connections which Tenant may desire shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be subject to the direction of Landlord and in compliance with Landlord’s then current Building Standards for voice, data and wiring installation. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program.   Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s out-of-pocket costs in connection therewith). If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy and surrender the installation in a condition approved by Landlord at the time of installation. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.5DELAYS IN FURNISHING SERVICES

Tenant agrees that except as expressly provided herein, Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns, by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset; provided, however, in the case of any such failure or delay is caused by the gross negligence or willful misconduct of Landlord and the same materially interferes with Tenant’s ability to conduct business in the Premises, then unless Landlord is diligently pursuing a remedy, Rent shall be abated commencing on the fifth (5th) consecutive business day following such failure or delay and shall continue until such time as the failure or delay that materially interferes with Tenant’s ability to conduct business in the Premises is cured. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant’s obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.

6.6CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants. Notwithstanding anything to the contrary set

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.7SIGNAGE

Initial Building standard signage for Tenant will be installed by Landlord in the directory in the main lobby of the Building, in the listing of tenants in the elevator lobby for the floor on which the Premises is located and at Tenant’s main entry door to the Premises at Landlord’s sole cost and expense. Any change in such initial signage shall be only with Landlord’s prior written consent, shall conform to Building standard signage and shall be at Tenant’s sole cost and expense.

ARTICLE 7

POSSESSION, USE AND CONDITION OF PREMISES

7.1POSSESSION AND USE OF PREMISES

(a)Tenant shall occupy and use the Premises only for the uses specified in Section 1.1(12) to conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article 18; (4) would tend to create or continue a nuisance, or (5) in any manner that will cause the Building or any part thereof not to conform with the Project’s Sustainability Practices or the certification of the Building’s core and shell issued pursuant to the applicable Green Building Standards; provided, however, that in no event shall such practices or certification requirements have the effect of preventing Tenant from conducting its business at the Premises in a manner consistent with the Permitted Use.

(b)Landlord shall provide Tenant with Access Card Keys the cost of which shall be paid by Tenant within ten (10) days of Landlord’s demand therefor, and Tenant shall place a deposit for such cards with Landlord to cover lost cards or cards which are not returned at the end of the Term.

(c)Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, and for constructing the Landlord Work in full compliance with the ADA (as applicable as of the date the Landlord Work is constructed), (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease (subject to Landlord’s obligation to construct the Landlord Work in full compliance with the ADA as provided above), (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees. The Premises have not undergone inspection by a Certified Access Specialist (CASp), as defined in Section 55.52 of the California Civil Code. The foregoing statement is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided in this Lease.

(d)Tenant agrees to cooperate and use commercially reasonable efforts to participate in traffic management programs, and Tenant shall encourage and support van, shuttle service, and carpooling by, and staggered and flexible working hours for, its office workers and service employees to the extent reasonably permitted by the requirements of Tenant’s business. Neither this Section or any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

(e)Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management and usage disclosure imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building, including, without limitation, the requirements of California’s Nonresidential Building Energy Use Disclosure Program, as more particularly specified in California Public Resources Code Sections 25402.10 et seq. and regulations adopted pursuant thereto. Further, Tenant hereby authorizes (and agrees that Landlord shall have the authority to authorize) any electric or gas utility company providing service to the Building to disclose from time to time so much of the data collected and maintained by it regarding Tenant’s energy consumption data as may be necessary to cause the Building to participate in the ENERGY STAR® Portfolio Manager system and similar programs; and Tenant further authorizes Landlord to disclose information concerning energy use by Tenant, either individually or in combination with the energy use of other tenants, as applicable as Landlord determines to be necessary to comply with applicable Laws pertaining to the Building or Landlord’s ownership thereof.

(f)Hazardous Materials.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1)Definitions. The following terms shall have the following meanings for purposes of this Lease:

(i)“Biohazardous Materials” means any and all substances and materials defined or referred to as “a-medical waste,” “biological waste,” “biohazardous waste,” “biohazardous material” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) California Health & Safety Code Sections 25105 et seq., and any regulations promulgated thereunder, as amended from time to time.

(ii)“Environmental Condition” means the Release of any Hazardous Materials in, over, on, under, through, from or about the Project (including, but not limited to, the Premises).

(iii)“Environmental Damages” means all claims, suits, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, arising out of or in connection with any Environmental Condition, including, to the extent arising out of an Environmental Condition, without limitation: (A) damages for personal injury, or for injury or damage to the Project or natural resources occurring on or off the Project, including without limitation (1) any claims brought by or on behalf of any person, (2) any loss of, lost use of, damage to or diminution in value of any Project or natural resource, and (3) costs of any investigation, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or otherwise reasonably necessary to protect the public health or safety, whether on or off the Project; (B) reasonable fees incurred for the services of attorneys, consultants,  contractors, experts and laboratories in connection with the preparation of any feasibility studies, investigations or reports or the performance of any work described above: (C) any liability to any third person or governmental agency to indemnify such person or agency for costs expended or liabilities incurred in connection with any items described in clause (A) or (B) above; (D) any fair market or fair market rental value of the Project; and (E) the amount of any penalties, damages or costs a party is required to pay or incur in excess of that which the party otherwise would reasonably have expected to pay or incur absent the existence of the applicable Environmental Condition.

(iv)“Handling” or “Handles”, when used with reference to any substance or material, includes (but is not limited to) any receipt, storage, use, generation, Release, transportation, treatment or disposal of such substance or material.

(v)“Hazardous Materials” means any and all chemical, explosive, biohazardous, radioactive or otherwise toxic or hazardous materials or hazardous wastes, including without limitation any asbestos-containing materials, PCB’s, CFCs, petroleum and derivatives thereof, Radioactive Materials, Biohazardous Materials, Hazardous Wastes, any other substances defined or listed as or meeting the characteristics of a hazardous substance, hazardous material, Hazardous Waste, toxic substance, toxic waste, biohazardous material, biohazardous waste, biological waste, medical waste, radiation, radioactive substance, radioactive waste, or other similar term, as applicable, under any law, statute, ordinance, code, rule, regulation, directive, order, condition or other written requirement enacted, promulgated or issued by any public officer or governmental or quasi-governmental authority, whether now in force or hereafter in force at any

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

time or from time to time to protect the environment or human health, and/or any mixed materials, substances or wastes containing more than one of the foregoing categories of materials, substances or wastes.

(vi)“Hazardous Materials Laws” means, collectively, (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, (B) the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, (C) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987 (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, “RCRA”), (D) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., (E) the Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code Sections 25500 et seq., (F) the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq. (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, the “CHWCL”), (G) California Health & Safety Code Sections 25015-25027.8, (H) any amendments to or successor statutes to any of the foregoing, as adopted or enacted from time to time, (I) any regulations or amendments thereto promulgated pursuant to any of the foregoing from time to time, (J) any Laws relating to Biohazardous Materials, including (but not limited to) any regulations or requirements with respect to the shipping, use, decontamination and disposal thereof, and (K) any other Law now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, including (but not limited to) any requirements or conditions imposed pursuant to the terms of any orders, permits, licenses, registrations or operating plans issued or approved by any governmental or quasi-governmental authority from time to time either on a Project-wide basis or in connection with any Handling of Hazardous Materials in, on or about the Premises or the Project.

(vii)“Hazardous Wastes” means (A) any waste listed as or meeting the identified characteristics of a “hazardous waste” or terms of similar import under RCRA, (B) any waste meeting the identified characteristics of a “hazardous waste”, “extremely hazardous waste” or “restricted hazardous waste” under the CHWCL, and/or (C) any and all other substances and materials defined or referred to as a “hazardous waste” or other term of similar import under any Hazardous Materials Laws.

(viii)“Radioactive Materials” means (A) any and all substances and materials  the  Handling of which requires an approval, consent, permit or license from the Nuclear Regulatory Commission, (B) any and all substances and materials the Handling of which requires a Radioactive Material License or other similar approval, consent, permit or license from the State of California, and (C) any and all other substances and materials defined or referred to as “radiation,” a “radioactive material” or “radioactive waste,” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) Title 26, California Code of Regulations Section 17-30100, and any statutes, regulations or other laws administered, enforced or promulgated by the Nuclear Regulatory Commission.

(ix)“Release” means any accidental or intentional spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

disposing into the air, land, surface water, groundwater or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials).

(x)“Tenant’s Contamination” means any Hazardous Material Release on or about the Property by Tenant and/or any agents, employees, contractors, vendors, suppliers, licensees, subtenants, and invitees of Tenant (individually a “Tenant Party” and collectively, “Tenant Parties”).

(xi)“Landlord’s Contamination” means any Hazardous Materials which exist in, on, under or in the vicinity of the Project as of the date of this Lease or which migrate onto or beneath the Project after termination of this Lease. Tenant shall not be required to pay any costs with respect to the remediation or abatement of Landlord’s Contamination.

(2)Handling of Hazardous Materials. The parties acknowledge that Tenant wishes and intends to use all or a portion of the Premises as a bio-pharmaceutical research, development preparation and dispensing facility and otherwise for the conduct by Tenant of its business in accordance with the use specified in Section 1.1(12), that such use, as conducted or proposed to be conducted by Tenant, would customarily include the Handling of Hazardous Materials, and that Tenant shall therefore be permitted to engage in the Handling in the Premises of necessary and reasonable quantities of Hazardous Materials customarily used in or incidental to the operation of a bio pharmaceutical research, development, preparation and dispensing facility and the other business operations of Tenant in the manner conducted or proposed to be conducted by Tenant hereunder (“Permitted Hazardous Materials”), provided that the Handling of such Permitted Hazardous Materials by all Tenant Parties shall at all times comply with and be subject to all provisions of this Lease and all Laws, including all Hazardous Materials Laws. Without limiting the generality of the foregoing, Tenant shall comply at all times with all Hazardous Materials Laws applicable to any aspect of Tenant’s use of the Premises and the Project and of Tenant’s operations and activities in, on and about the Premises and the Project, and shall ensure at all times that Tenant’s Handling of Hazardous Materials in, on and about the Premises does not violate (x) the terms of any governmental licenses or permits applicable to the Building (including, but not limited to, the Building Discharge Permit as defined below) or Premises or to Tenant’s Handling of any Hazardous Materials therein, or (y) any applicable requirements or restrictions relating to the occupancy classification of the Building and the Premises.

(3)Disposition or Emission of Hazardous Materials. Tenant shall not Release or dispose of any Hazardous Materials, except to the extent authorized by permit, at the Premises or on the Project, but instead shall arrange for off-site disposal, under Tenant’s own name and EPA waste generator number (or other similar identifying information issued or prescribed by any other governmental authority with respect to Radioactive Materials, Biohazardous Materials or any other Hazardous Materials) and at Tenant’s sole expense, in compliance with all applicable Hazardous Materials Laws, with the Laboratory Rules and Regulations (defined below) and with all other applicable Laws and regulatory requirements.

(4)Information Regarding Hazardous Materials.   Tenant shall maintain and make available to Landlord the following information and/or documentation upon demand:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)An inventory of all Hazardous Materials that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time, or at the time of preparation of such inventory proposes or expects to use, handle, generate, transport, store, treat or dispose of from time to time, in connection with its operations at the Premises. Such inventory shall include, but shall separately identify, any Hazardous Wastes, Biohazardous Materials and Radioactive Materials covered by the foregoing description. If such inventory includes any Biohazardous Materials, Tenant shall also disclose in writing to Landlord the Biosafety Level designation associated with the use of such materials.

(ii) Copies of all then existing permits, licenses, registrations and other similar documents issued by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party.

(iii)All Material Safety Data Sheets (“MSDSs”), if any, required to be completed with respect to operations of Tenant at the Premises from time to time in accordance with Title 26, California Code of Regulations Section 8-5194 or 42 U.S.C. Section 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDSs.

(iv)All hazardous waste manifests (as defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises.

(v)A copy of any “Hazardous Materials Business Plan” required from time to time with respect to Tenant’s operations at the Premises pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended from time to time, or in connection with Tenant’s application for a business license from the City of Berkeley. If applicable law does not require Tenant to prepare a Hazardous Materials Business Plan, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Hazardous Materials Business Plan, including (but not limited to) information regarding Tenant’s Hazardous Materials inventories. The parties acknowledge that a Hazardous Materials Business Plan would ordinarily include an emergency response plan, and that regardless of whether applicable Law requires Tenant or other tenants in the Building to prepare Hazardous Materials Business Plans, Landlord in its discretion may elect to prepare a coordinated emergency response plan for the entire Building and/or for multiple Buildings on the Project.

(vi)Any “Contingency Plans and Emergency Procedures” required of Tenant from time to time, in connection with its operations at the Premises, pursuant to applicable Law, Title 26, California Code of Regulations Sections 22-67140 et seq., and any amendments thereto, and any “Training Programs and Records” required under Title 26, California Code of Regulations Section 22-66493, and any amendments thereto from time to time. Landlord in its discretion may elect to prepare a Contingency Plan and Emergency Procedures for the entire Building and/or for multiple Buildings on the Project, in which event, if applicable law does not require Tenant to prepare a Contingency Plan and Emergency Procedures for its operations at the Premises, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Contingency Plan and Emergency Procedures.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vii)Copies of any biennial or other periodic reports furnished or required to be furnished to the California Department of Health Services from time to time, under applicable law, pursuant to Title 26, California Code of Regulations Section 22-66493 and any amendments thereto, relating to any Hazardous Materials.

(viii)Copies of any industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations at the Premises (the parties presently anticipate, however, that because of the existence of the Building Discharge Permit in Landlord’s name as described above. Tenant will not be required to maintain a separate, individual discharge permit).

(ix)Copies of any other lists, reports, studies, or inventories of Hazardous Materials or of any subcategories of materials included in Hazardous Materials that Tenant is otherwise required to prepare and file from time to time with any governmental or quasi-governmental authority in connection with Tenant’s operations at the Premises, including (but not limited to) reports filed by Tenant with the federal Food & Drug Administration or any other regulatory authorities primarily in connection with the presence (or lack thereof) of any “select agents” or other Biohazardous Materials on the Premises, together with proof of filing thereof.

(x)Any other information reasonably requested by Landlord in writing from time to time in connection with (A) Landlord’s monitoring (in Landlord’s reasonable discretion) and enforcement of Tenant’s obligations under this Section and of compliance with applicable Laws in connection with any Handling or Release of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, (B) any inspections or enforcement actions by any governmental authority pursuant to any Hazardous Materials Laws or any other Laws relating to the presence or Handling of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, and/or (C) Landlord’s preparation (in Landlord’s discretion) and enforcement of any reasonable rules and procedures relating to the presence or Handling by Tenant or any Tenant Party of Hazardous Materials in the Premises or Building or on or about the Project, including (but not limited to) any contingency plans or emergency response plans as described above. Except as otherwise required by Law, Landlord shall keep confidential any information supplied to Landlord by Tenant pursuant to the foregoing, provided, however, that the foregoing shall not apply to any information filed with any governmental authority or available to the public at large.   Landlord may provide such information to its lenders, consultants or investors provided such entities agree to keep such information confidential.

(5)Indemnification; Notice of Release. Tenant shall be responsible for and shall indemnify, defend and hold Landlord harmless from and against all Environmental Damages to the extent arising out of or otherwise relating to, (i) any Handling of Hazardous Materials by any Tenant Party in, on or about the Premises or the Project in violation of this Section, (ii) any breach of Tenant’s obligations under this Section or of any Hazardous Materials Laws by any Tenant Party, or (iii) the existence of any Tenant Contamination in, on or about the Premises or the Project to the extent caused by any Tenant Party, including without limitation any removal, cleanup or restoration work and materials necessary to return the Project or any improvements of whatever nature located on the Project to the condition existing prior to the Handling of Hazardous

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Materials in, on or about the Premises or the Project by any Tenant Party. In the event of any Tenant Contamination in, on or about the Premises or any other portion of the Project or any adjacent lands, Tenant shall promptly remedy the problem in accordance with all applicable Hazardous Materials Laws and Laws, shall give Landlord oral notice of any such non- standard or non-customary Release promptly after Tenant becomes aware of such Release, followed by written notice to Landlord within five (5) days after Tenant becomes aware of such Release, and shall furnish Landlord with concurrent copies of any and all notices, reports and other written materials filed by any Tenant Party with any governmental authority in connection with such Release. Landlord shall be responsible for and shall indemnify and hold Tenant harmless from and against all costs of any Environmental Damages which arise during the Term, as a result of the presence of, any Release of or the Handling of any Hazardous Material in, on, about or under the Building or Property, except to the extent provided for in this Section 7.1(d); provided that Tenant shall have the burden of reasonably demonstrating that such Hazardous Materials were not of the type used by Tenant in the Building or at the Project. Tenant shall be conclusively presumed to have met its burden to the extent that any Hazardous Materials are identified as being present in any environmental report or other data on the Commencement Date and are not used by Tenant. Tenant shall have no obligation to remedy any Hazardous Materials contamination which was not caused or released by a Tenant Party.

(6)Governmental Notices. Tenant shall promptly provide Landlord with copies of all notices received by Tenant relating to any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in, on or about the Premises or any other portion of the Project, including, without limitation, any notice of violation, notice of responsibility or demand for action from any federal, state or local governmental authority or official in connection with any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in or about the Premises or any other portion of the Project.

(7)Inspection by Landlord. In addition to, and not in limitation of, Landlord’s rights under this Lease, upon reasonable prior request by Landlord, Tenant shall grant Landlord and its consultants, as well as any governmental authorities having jurisdiction over the Premises or over any aspect of Tenant’s use thereof, reasonable access to the Premises at reasonable times to inspect Tenant’s Handling of Hazardous Materials in, on and about the Premises, and Landlord shall not thereby incur any liability to Tenant or be deemed guilty of any disturbance of Tenant’s use or possession of the Premises by reason of such entry; provided, however, that Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises caused by such entry. Landlord shall comply with any security precaution reasonably imposed by Tenant during any entry onto the Premises and shall minimize to the extent reasonably possible any interference with Tenant’s use of the Premises caused by such entry. Notwithstanding Landlord’s rights of inspection and review of documents, materials and physical conditions under this Section with respect to Tenant’s Handling of Hazardous Materials, Landlord shall have no duty or obligation to perform any such inspection or review or to monitor in any way any documents, materials, physical conditions or compliance with Laws in connection with Tenant’s Handling of Hazardous Materials, and no third Party shall be entitled to rely on Landlord to conduct any such inspection, review or monitoring by reason of the provisions of this Section.

(8)Monitoring by Landlord. Landlord reserves the right to monitor, in Landlord’s reasonable discretion and at Landlord’s cost (the reasonable cost of which shall be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

recoverable as an Operating Expense, except in the case of a breach of any of Tenant’s obligations under this Section, in which event such monitoring costs may be charged back entirely to Tenant and shall be reimbursed by Tenant to Landlord within ten (10) days after written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed), at such times and from time to time as Landlord in its reasonable discretion may determine, through consultants engaged by Landlord or otherwise as Landlord in its reasonable discretion may determine, (x) all aqueous and atmospheric discharges and emissions from the Premises during the Term by a Tenant Party, (y) Tenant’s compliance and the collective compliance of all tenants in the Building with requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant and all other tenants in the Building), and (z) Tenant’s compliance with all other requirements of this Section.

(9)Discovery of Discharge. If Landlord, Tenant or any governmental or quasi-governmental authority discovers any Release from the Premises during the Term by a Tenant Party in violation of this Section that, in Landlord’s reasonable determination, jeopardizes the ability of the Building or the Project to meet applicable Laws or otherwise adversely affects the Building’s or the Project’s compliance with applicable discharge or emission standards, or if Landlord discovers any other breach of Tenant’s obligations under this Section, then upon receipt of written notice from Landlord or at such earlier time as Tenant obtains actual knowledge of the applicable discharge, emission or breach, Tenant at its sole expense shall within a reasonable time (x) in the case of a Release in violation of this Lease, cease the applicable discharge or emission and remediate any continuing effects of the discharge or emission until such time, if any, as Tenant demonstrates to Landlord’s reasonable satisfaction that the applicable discharge or emission is in compliance with all applicable Laws and any other applicable regulatory commitments and obligations to the satisfaction of the appropriate governmental agency with jurisdiction over the Release, and (y) in the case of any other breach of Tenant’s obligations under this Section, take such corrective measures as Landlord may reasonably request in writing in order to cure or eliminate the breach as promptly as practicable and to remediate any continuing effects of the breach.

(10)Post-Occupancy Study. No later than thirty (30) days prior to the Termination Date, Tenant at its sole cost and expense, shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating, the presence or absence of any Tenant Contamination in, on and about the Premises and the Project. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding portions of the Project (if appropriate) which tests shall be conducted no earlier than fifteen (15) days prior to the Termination Date. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with the applicable provisions of this Lease. To the extent any such remedial actions are the responsibility of Tenant, Tenant at its sole expense shall promptly commence and diligently pursue to completion the required remedial actions.

(11)Emergency Response Plans. If Landlord in its reasonable discretion adopts any emergency response plan and/or any Contingency Plan and Emergency Procedures for the Building or for multiple Buildings on the Project as contemplated above, Landlord shall provide copies of any such plans and procedures to Tenant and, so long as such plans and procedures

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

are reasonable, Tenant shall comply with all of the requirements of such plans and procedures to the extent applicable to Tenant and/or the Premises. If Landlord elects to adopt or materially modify any such plans or procedures that apply to the Building during the Term, Landlord shall consult with Tenant, and Tenant shall cooperate, in the preparation of such plans, procedures or modifications in efforts to accurately reflect and maintain consistency with Tenant’s operations in the Premises, but Landlord alone shall determine, in its good faith reasonable discretion, the appropriate scope of such consultation and nothing in this paragraph shall be construed to give Tenant any right of approval or disapproval over Landlord’s adoption or modification of any such plans or procedures.

(12)Radioactive Materials. Without limiting any other applicable provisions of this Section, if Tenant Handles or proposes to Handle any Radioactive Materials in or about the Premises, Tenant shall provide Landlord with copies of Tenant’s licenses or permits for such Radioactive Materials and with copies of all radiation protection programs and procedures required under applicable Laws or otherwise adopted by Tenant from time to time in connection with Tenant’s Handling of such Radioactive Materials. In addition, Tenant shall comply with any and all rules and procedures issued by Landlord in its good faith discretion from time to time with respect to the Handling of Radioactive Materials on the Project (such as, by way of example but not limitation, rules implementing a label defacement program for decayed waste destined for common trash and/or rules relating to transportation and storage of Radioactive Materials on the Project), provided that such rules and procedures shall be reasonable and not in conflict with any applicable Laws.

(13)Deemed Holdover Occupancy. Notwithstanding any other provisions of this Lease, Tenant expressly agrees as follows:

(i)If Tenant Handles any Radioactive Materials in or about the Premises or the Project during the Term, then for so long as any license or permit relating to such Radioactive Materials remains open or valid following the Termination Date, and another entity handling Radioactive Materials which is a prospective tenant of Landlord is legally prohibited from occupying a portion of the Premises for a use similar to Tenant’s use, then Tenant shall be deemed to be occupying that portion of the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the Term) and shall be required to continue to pay Rent and other charges in accordance with Article 13 solely for that portion of the Premises effected by the radioactive materials license, until such time as all such Radioactive Materials licenses and permits have been fully closed out in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Laws.

(ii)If Tenant Handles any Hazardous Materials in or about the Premises or the Project during the Term and, on or before the Termination Date, has failed to remove from the Premises or the Project all known Hazardous Materials Handled by a Tenant Party or has failed to complete any remediation or removal of Tenant’s Contamination and/or to have fully remediated in compliance with the requirements of this Lease and with all applicable Hazardous Materials Laws and any other applicable Laws, the Tenant’s Handling and/or Release (if applicable) of any such Hazardous Materials during the Term, then for so long as such circumstances continue to exist, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Term) and shall be required to continue pay Rent and other charges in accordance with Article 13 until such time as all such circumstances have been fully resolved in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Laws.

(14)Survival of Obligations. Each party’s obligations under this Section shall survive the Termination Date and shall survive any conveyance by Landlord of its interest in the Premises. The provisions of this Section and any exercise by either party of any of the rights and remedies contained herein shall be without prejudice to any other rights and remedies that such party may have under this Lease or under applicable Law with respect to any Environmental Conditions and/or any Hazardous Materials. Either party’s exercise or failure to exercise, at any time or from time to time, any or all of the rights granted in this Section shall not in any way impose any liability on such party or shift from the other party to such party any responsibility or obligation imposed upon the other party under this Lease or under Hazardous Materials Laws, Environmental Conditions and/or compliance with Laws.

(15)Laboratory Rules and Regulations. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the laboratory rules and regulations (“Laboratory Rules and Regulations”) attached to this Lease as Exhibit C-1 and with all reasonable modifications and additions thereto which Landlord may make from time to time.

7.2LANDLORD ACCESS TO PREMISES; APPROVALS

(a)Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord’s agents shall have the right to enter upon the Premises to perform janitorial and other routine services or in the event of an emergency, or, following no less than one (1) business day prior notice, to inspect the Premises, to conduct safety and other testing in the Premises, and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after Standard Operating Hours. Any entry or work by Landlord in accordance with this Lease may be during Standard Operating Hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises.

(b)Advance notice shall not be required for entry to perform routine janitorial and cleaning services or for entry in the event of an emergency or urgent situation, as reasonably determined by Landlord, but any other entry or work by Landlord shall be upon at least one (1) business day’s prior notice to Tenant, which notice may be delivered orally or by e-mail to Tenant’s on-site manager at the Premises. If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

(c)Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with all Laws and Hazardous Materials Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord’s rights under this Section 7.2(c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Hazardous Materials Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

(d)Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of Tenant, or otherwise.

(e)The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Hazardous Materials Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.3QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in this Lease and to the rights of any Mortgagee or ground lessor.

ARTICLE 8

MAINTENANCE

8.1LANDLORD’S MAINTENANCE

Subject to the provisions of Articles 4 and 14, Landlord shall, as an Operating Expense, maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building, except that: Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.4. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

use of, any adjacent or nearby building, land, street or alley, except to the extent arising from Landlord’s gross negligence or willful misconduct.

8.2TENANT’S MAINTENANCE

Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to:   (a) floor covering; interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling, wiring and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Tenant Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. All maintenance and repairs, including, but not limited to, janitorial and cleaning services, pest control and waste management and recycling performed by or on behalf of Landlord or Tenant must comply with the Project’s Sustainability Practices and Tenant is strongly encouraged to comply with the applicable Green Building Standards. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 15% of the cost of the repairs. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Laws (whether now or hereafter in effect). In addition to the foregoing, Tenant shall be responsible for all costs in connection with repairing all special tenant fixtures and improvements, including garbage disposals, showers, plumbing, and appliances.

ARTICLE 9

ALTERATIONS AND IMPROVEMENTS

9.1TENANT ALTERATIONS

(a)The following provisions shall apply to the completion of any Tenant Alterations:

(1)Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days’ prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article 9, Tenant may undertake Decoration work without Landlord’s prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(2)Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3)Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Hazardous Materials Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, (ii) in a good and workmanlike manner with the use of good grades of materials, and (iii) in accordance with the requirements of the Project’s Sustainability Practices and Tenant is strongly encouraged to comply with the applicable Green Building Standards. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.1(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b)All Tenant Additions, whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article 12, Tenant may remove them or is required to remove them at Landlord’s request.

9.2LIENS

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article 11, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

10.1ASSIGNMENT AND SUBLETTING

(a)Without the prior written consent of Landlord, which consent of Landlord shall not be unreasonably withheld, conditioned or delayed, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. Tenant agrees that the provisions governing sublease and assignment set forth in this Article 10 shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least forty-five (45) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights, if any, under Section 10.2 within ten (10) days after receipt of Tenant’s Notice (and all required information). In the event Landlord fails to respond to Tenant's Notice within such ten (10) day period, then Tenant may deliver to Landlord a second (2nd) written request, which must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO SECTION 10.1 OF THE LEASE - - FAILURE TO TIMELY RESPOND WITHIN THREE (3) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF PROPOSED TRANSFER.” If Landlord fails to respond within such three (3) business day period, then Landlord shall be deemed to have approved the proposed transfer that was the subject of such Tenant Notice. In no event may Tenant sublease any portion of the Premises or assign this Lease to any other tenant of the Project; and in no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental rate less than that then sought by Landlord for a direct lease

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(non-sublease) of comparable space in the Project. Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b)With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i)the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

(ii)in Landlord’s reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Project or Landlord; or

(iii)any proposed assignee’s or sublessee’s use of the Premises would violate Section 7.1 of this Lease or would violate the provisions of any other leases of tenants in the Project; or

(iv)the proposed sublessee or assignee is a current occupant of the Project or a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within six (6) months prior to the date of Tenant’s request and Landlord has vacancy in the Project of a similar size and finish as the space subject to such proposed sublease or assignment; or

(v)the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Project above that deemed typical by Landlord for office/lab use in the Project; or

(vi)a Default by Tenant under this Lease shall be continuing.

(c)Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

(d)For purposes of this Article 10, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

(iv)For purposes of this Lease, a “Permitted Transferee” shall mean any Person which: (i) is an Affiliate; or (ii) is the corporation or other entity (the “Successor”) resulting from a merger, consolidation or non-bankruptcy reorganization with Tenant; or (iii) is otherwise a deemed

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

assignee due to a change of control under Section 10.1(d) above; or (iv) purchases substantially all the assets of Tenant as a going concern (the “Purchaser”). Notwithstanding anything to the contrary in Sections 10.1(a) and (b) and 10.3, provided there is no uncured Default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to a Permitted Transferee or to sublease the Premises or any part thereof to a Permitted Transferee provided that: (1) Landlord receives thirty (30) days’ prior written notice of an assignment or sublease (including a proposed transaction described in subparts (i), (ii), (iii) or (iv) of this Section 10.1(e)); (2) with respect to an assignment of this Lease or a sublease of more than half the Premises to an entity described in subparts (ii) or of this Section 10.1(e), the Permitted Transferee’s net worth is not less than Tenant’s net worth immediately prior to such assignment or subletting; (3) with respect to an assignment of this Lease or a sublease of more than half the Premises to an entity described in subparts (i) or (iii) of this Section 10.1(e), Tenant (as the assignor or sublandlord) continues in existence with a net worth not less than Tenant’s net worth immediately prior to such assignment or subletting; (4) the Permitted Transferee expressly assumes (except a Permitted Transferee which is a deemed assignee under subpart (iii) of this Section 10.1(e) or which is a sublessee in the event of a sublease under this Section 10.1(e)) in writing reasonably satisfactory to Landlord all of the obligations of Tenant under this Lease and delivers such assumption to Landlord no later than fifteen (15) days prior to the effective date of the assignment; (5) Landlord receives no later than five (5) days before the effective date a fully executed copy of the applicable assignment or sublease agreement between Tenant and the Permitted Transferee; (6) promptly after Landlord’s written request, Tenant and the Permitted Transferee provide such reasonable documents and information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to a Permitted Transferee; and (7) such transfer is not being entered into for the primary purpose of avoiding the requirement for Landlord’s prior consent or the provisions of Sections 10.2 or 10.3. All determinations of net worth for purposes of this Subsection shall exclude any value attributable to goodwill or going concern value.

(e)With respect to any sublease hereunder, Tenant hereby irrevocably assigns to Landlord, effective upon any such sublease, all rent and other payments due from subtenant under the sublease, provided however, that Tenant shall have a license to collect such rent and other payments until the occurrence of a Default by Tenant under any of the provisions of this Lease. At any time after such Default, at Landlord’s option, Landlord shall have the right to give notice to the subtenant of such assignment. Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the subtenant as the result of any such default shall in no manner whatsoever serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreement under this Lease. No such payment of rent or any other payment by the subtenant directly to Landlord and/or acceptance of such payment(s) by Landlord, regardless of the circumstances or reasons therefor, shall in any manner whatsoever be deemed an attornment by the subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

10.2RECAPTURE

Excluding any assignment or sublease contemplated in Section 10.1(e), Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”) the space proposed to be sublet (but only if such sublet space, together with any other sublet space,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

constitutes fifty percent (50%) or more of the total Rentable Area of the Premises) or to terminate this Lease in connection with a proposed assignment of Tenant’s entire interest in this Lease, effective as of the proposed commencement date of such sublease or proposed effective date of such assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space, and Tenant shall have no further liability for the space that is subject to such recapture which liability would otherwise accrue following the Termination Date. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly.

10.3EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements.  All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.4TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the Term or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

10.5ASSUMPTION AND ATTORNMENT

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord,  obtain  and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all sublease rent directly to Landlord.

10.6PROCESSING EXPENSES

Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of (i) Landlord’s reasonable attorneys’ and other professional fees, plus (ii) the sum of $2,500.00 for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs. When the actual amount of the Processing Costs is determined, it shall be reconciled with Landlord’s estimate, and any payments or refunds required as a result thereof shall promptly thereafter be made by the parties.

10.7EFFECT OF IMPERMISSIBLE TRANSFER

Any assignment or sublease effected without Landlord’s consent in violation of this Article 10 shall, at Landlord’s option, be a noncurable Default under Section 11.1 without the necessity of any notice and grace period.

ARTICLE 11

DEFAULT AND REMEDIES

11.1EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

(i)Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within five (5) days after the date when due;

(ii)Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;

(iii)Tenant fails to maintain any insurance policy required hereunder, and fails to cure such default within five (5) days after written notice thereof to Tenant;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)an assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provisions of Article 10, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto; or other legal process;

(v)the interest of Tenant in this Lease is levied upon under execution

(vi)a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(vii)Tenant is declared insolvent by Law or any assignment of Tenant’s property is made for the benefit of creditors;

(viii)a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days;

(ix)any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

(x)upon the dissolution of Tenant; or

(xi)upon the third occurrence during any consecutive 12-month period during the Term that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

11.2LANDLORD’S REMEDIES

(a)A Default shall constitute a breach of this Lease for which Landlord shall have the rights and remedies set forth in this Section 11.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy now or hereafter allowed by applicable Law.

(b)With respect to a Default, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.1 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord’s sole discretion, it states Landlord’s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.1. Upon the expiration of the period stated in Landlord’s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant’s right to possession, Landlord shall have the right, subject to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or as otherwise permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and Required Removables pursuant to Article 12), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section or Section 12.1, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

(1)the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(3)the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(4)any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord’s unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease.

The word “rent” as used in this Section 11.2 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

(c)Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.2(b) above, and Landlord may enforce all its rights and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, such consent shall be governed by the terms and conditions of Article 10 above, and Tenant acknowledges and agrees that the provisions of Article 10 shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.2(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

(d)In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

(e)Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s Default or otherwise;

(f)Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article and Article 24 of this Lease or given pursuant to California Code of Civil Procedure Section 1161, and any notice served by mail, shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing (except as may be required under Code of Civil Procedure Section 1161 et seq.), without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other Law. For purposes of Code of Civil Procedure Section 1162, Tenant’s “place of residence”, “usual place of business”, “the property” and “the place where the property is situated” shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

(g)The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

(h)No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.16 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.3ATTORNEY’S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.4BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b)Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and that it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.  Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c)If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i)The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d)Landlord’s acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.5LANDLORD’S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not commenced and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Failure to provide the requisite notice and cure period by Tenant under this paragraph shall be an absolute defense by Landlord against any claims for failure to perform any of its obligations. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give any Mortgagee notice and a reasonable time to cure any default by Landlord.

ARTICLE 12

SURRENDER OF PREMISES

12.1IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition as existed on the Commencement Date, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. All improvements in and to the Premises, including any Tenant Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable, and (b) any Landlord Work or Tenant Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard laboratory and office improvements, as applicable (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant’s removal and disposal of items pursuant to this Paragraph 12 must comply with the Project’s Sustainability Practices and Tenant is strongly encouraged to comply with the applicable Green

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Building Standards. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Tenant Alteration, may request in writing that Landlord advise Tenant whether the proposed Tenant Alteration or any portion of the proposed Tenant Alteration is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the proposed Tenant Alterations are Required Removables. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

12.2LANDLORD’S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.2(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any Tenant Additions and in restoring the Premises to the condition required by this Lease.

ARTICLE 13 HOLDING OVER

In the event that Tenant holds over in possession of the Premises after the Termination Date, for each month or partial month Tenant holds over possession of the Premises. Tenant shall pay Landlord 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate). Tenant shall also pay all damages, including consequential damages, sustained by Landlord by reason of such holding over. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord, and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE 14

DAMAGE BY FIRE OR OTHER CASUALTY

14.1SUBSTANTIAL UNTENANTABILITY

(a)If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall, by notice advise Tenant of such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

estimate (“Landlord’s Notice”). If Landlord reasonably estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage by delivering written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b)Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c)Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

(d)Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building in amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees. Whether or not this Lease is terminated pursuant to this Article 14, in no event shall Tenant be entitled to any compensation or damages from Landlord or any Indemnitees for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

(e)Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article 9 hereof.

14.2INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord reasonably estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the aforesaid, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.

14.3RENT ABATEMENT

Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.4WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

ARTICLE 15

EMINENT DOMAIN

15.1TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining Term of this Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.2TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, this Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days’ prior written notice to Tenant.

15.3COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord, Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

ARTICLE 16

INSURANCE

16.1TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million Dollars ($5,000,000.00); (b) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.2FORM OF POLICIES

Each policy referred to in Section 16.1 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers’

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, and (iv) each policy of “All-Risks” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance (and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder), prior to Tenant’s entry into the Premises and prior to the expiration date of each policy. Additionally, Tenant shall provide Landlord written notice of any cancelation or amendment of any such insurance within two (2) business days following Tenant’s knowledge of the same. If Tenant fails to carry the insurance required under this Article 16 or fails to provide certificates of renewal as and when required hereunder, Landlord may, but shall not be obligated to acquire such insurance on Tenant’s behalf or Tenant’s sole cost and expense.

16.3LANDLORD’S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions), against fire and such other risks as may be included in standard forms of “All Risk” coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.4WAIVER OF SUBROGATION

(a)Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its “All Risks” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b)Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its “All Risks” insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c)Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.4(c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant’s insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d)Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.5NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE 17

WAIVER OF CLAIMS AND INDEMNITY

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.1WAIVER OF CLAIMS

To the extent permitted by Law, Tenant hereby releases the Indemnitees from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the gross negligence or willful and wrongful act of any of the Indemnitees. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.2INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the willful and wrongful act of Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its “All-Risks” property insurance. This Article 17 shall survive the expiration or earlier termination of this Lease.

17.3WAIVER OF CONSEQUENTIAL DAMAGES

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

To the extent permitted by law, Tenant hereby waives and releases the Indemnitees from any consequential damages, compensation or claims for inconvenience or loss of business, rents or profits as a result of any injury or damage, whether or not caused by the willful and wrongful act of any of the Indemnitees.

ARTICLE 18

RULES AND REGULATIONS

18.1RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C-2 attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.2ENFORCEMENT

Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C-2 or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Project in a uniform and non-discriminatory manner.

ARTICLE 19

LANDLORD’S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) subject to Tenant’s rights set forth in the Rider attached to this Lease, to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE 20

ESTOPPEL CERTIFICATE

20.1TENANT ESTOPPEL

Within ten (10) business days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease (or if Tenant believes there are any such defaults, a full and complete explanation thereof); (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto (or stating such exceptions thereto as applicable); (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.2ENFORCEMENT

In the event that Tenant fails to timely deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $350.00 for each day that Tenant fails to deliver an Estoppel Certificate.

20.3LANDLORD ESTOPPEL

Within ten (10) business days after request therefor by Tenant, Landlord shall also certify that (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) whether or not to the best knowledge of Landlord without any duty to investigate, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Landlord may have knowledge.

ARTICLE 21

[INTENTIONALLY OMITTED]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 22

REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.1(14), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation as well as from any claim or claims for any commission or fee by any broker or other party claiming to represent Tenant in connection with any future extensions or renewals hereof.   Landlord agrees to pay any commission to which the brokers listed in Section 1.1(14) are entitled in connection with this Lease pursuant to Landlord’s written agreement with such broker.

ARTICLE 23

MORTGAGEE PROTECTION

23.1SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that this Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant’s attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein. The terms of this paragraph shall survive any termination of this Lease by reason of foreclosure.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

During the thirty (30) day period following the Date of this Lease, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement (a "SNDA") from the current Mortgagee on such party’s standard form; provided, however, in no event shall Landlord be in default of this Lease if, despite Landlord’s exercise of commercially reasonable efforts, Landlord is unable to obtain a SNDA for Tenant from any such Mortgagee. Additionally, notwithstanding anything herein to the contrary, Tenant’s obligation to subordinate this Lease to any future ground lease or mortgage as provided above is conditioned upon Landlord providing a SNDA from such future Mortgagee on the standard form provided by such Mortgagee.

23.2MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including the commencement and diligent pursuit of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE 24

NOTICES

(a)All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

(b)All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Section 1.1.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, except with respect to a notice given under Code of Civil Procedure Section 1161 et seq., the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent.   Notices may also be served by personal  service  upon  any  officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

(d)By giving to the other party at least thirty (30) days’ written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE 25

OFAC

Landlord advises Tenant hereby that the purpose of this Article is to provide to the Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.

Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

If, in connection with this Lease, there is one or more Guarantors of Tenant’s obligations under this Lease, then Tenant further represents, warrants and covenants either that (i) any such Guarantor is a Regulated Entity or (ii) neither Guarantor nor any person or entity that directly or indirectly (a) controls such Guarantor or (b) has an ownership interest in such Guarantor of twenty-five percent (25%) or more, appears on the OFAC List.

Tenant covenants that during the term of this Lease to provide to Landlord information reasonably requested by Landlord including without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Article. Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s Broker in connection with the execution of this Lease is true and complete.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 26

MISCELLANEOUS

26.1LATE CHARGES

(a)All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) business days after Landlord’s demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

(b)In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (b) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

(c)Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay Rent when due, including the right to terminate this Lease.

26.2NO JURY TRIAL; VENUE; JURISDICTION

To the fullest extent permitted by law, including laws enacted after the Commencement Date, each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26.3NO DISCRIMINATION

Tenant agrees for Tenant and Tenant’s heirs, executors, administrators, successors and assigns and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry (whether in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant.

26.4FINANCIAL STATEMENTS

Within ten (10) days after written request from Landlord from time to time during the Term, Tenant shall provide Landlord with current financial statements setting forth Tenant’s financial condition and net worth for the most recent quarter, including balance sheets and statements of profits and losses. Such statements shall be prepared by an independent accountant and certified by Tenant’s president, chief executive officer or chief financial officer. Landlord shall keep such financial information confidential and shall only disclose such information to Landlord’s lenders, consultants, purchasers or investors, or other agents (who shall be subject to the same confidentiality obligations) on a need to know basis in connection with the administration of this Lease.  Notwithstanding the foregoing, Tenant shall have no obligation to deliver any financial statements if Tenant is a publicly traded entity or an entity that is otherwise required to file financial statements with any governmental entity that are publicly available and Tenant is in compliance with such public reporting requirement.

26.5OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of this Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, this Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

26.6TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

26.7ENTIRE AGREEMENT

This Lease, the Exhibits, and Riders attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.8MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that this Lease may be so modified.

26.9EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord’s equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of Landlord, or Landlord’s members, officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be liable to Tenant for consequential, punitive or special damages with respect to this Lease.

26.10ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article 10, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

26.11LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to the dollar amount specified in Section 25.9 and Tenant shall not be entitled to any judgment in excess of such amount. Landlord shall have the right to assign this Lease to an entity comprised of the principals of Landlord or any Landlord Affiliate. Upon such assignment and assumption of the obligations of Landlord hereunder, Landlord shall be entirely freed and relieved of all obligations hereunder.

26.12BINDING EFFECT

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Subject to the provisions of Article 10, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.13CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.14TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term “including” or “includes” is used in this Lease, it shall have the same meaning as if followed by the phrase “but not limited to”. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

26.15ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises, and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.2(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant’s right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and this Lease shall continue in effect.

26.16LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.17SECURITY SYSTEM

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Landlord shall, as part of the Landlord Work and in accordance with the requirements of Exhibit B, install certain card key access and video camera systems respecting the Premises. Subject to the foregoing, Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

26.18NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

26.19RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

26.20SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of this Lease.

26.21TENANT’S CONTRACTORS, SUBCONTRACTORS AND VENDORS

Notwithstanding anything to the contrary set forth in this Lease, Tenant hereby agrees that all of its contractors and subcontractors at any tier performing any construction, repair, refurbishment or restoration or providing janitorial or other services (“Work”) within the Premises, including, without limitation, tenant improvements, build-out, alterations, additions, improvements, renovations, repairs, remodeling, painting and installations of fixtures, mechanical, electrical, plumbing, data, security, telecommunication, low voltage or elevator equipment or systems or other equipment, or with respect to any other construction work in, on or to the Building are required to be approved in advance by Landlord. Landlord may disapprove of any such contractors, subcontractors or other vendors who (i) are not bound by and signatory to a collective bargaining agreement with a labor organization, and/or (ii) do not observe area standards for wages and other terms and conditions of employment, including fringe benefits. Further, Tenant shall comply with any reasonable contractor selection and payment policy promulgated by Landlord from time to time. Upon the request of Landlord, each such contractor, subcontractor and vendor shall provide written certification that all work performed by such party was performed in compliance with this policy.

26.22COUNTERPARTS

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Telecopied signatures or signatures transmitted by electronic mail in so-called “pdf” format or via DocuSign or similar electronic means may be used in place of original signatures on this Lease. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such telecopied or e-mailed signatures. Promptly following request by either party, the other party shall provide the requesting party with original signatures on this Lease.

26.23EXHIBITS AND RIDERS

All exhibits, riders and/or addenda referred to in this Lease as an exhibit, rider, or addenda hereto, or attached hereto, are hereby incorporated into and made a part of this Lease.

[Signatures on Following Page]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth Section l.1(4) hereof.

TENANT:LANDLORD:

Aduro Biotech, Inc.,

a Delaware corporation

By: /s/ Stephen Isaacs

Print Name: Stephen Isaacs

Its: CEO

By:

Print Name:

Its:

Seventh Street Properties VII, LLC,

a California limited liability company

By: Seventh Street Properties VII Associates, LLC

Its: Managing Member

By: Wareham-NZL, LLC

              a California limited liability company,                       its Manager

By: /s/ Richard K. Robbins
Richard K. Robbins
Manager

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A OUTLINE OF PREMISES

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1
2
3
4
5
6
6.7
7
191' - 8"
31' - 10"
32' - 0"
32' - 9"
31' - 3"
32' - 0"
10' - 0"
A
A.2
A.7
B
C
D
E
E.8
E.6
5' - 0"
35' - 10"
32' - 0"
32' - 0"
35' - 10"
135' - 8"
16' - 0"
5' - 0"
SHAFT #1
STAIR #1
UP
ELEVATOR VESTIBULE
ELEV 1
ELEV 2
ELEV 3
VESTIBULE
WOMEN
JAN
MEN
ELECTRICAL ROOM
SHAFT #2
IDF
SHAFT #3
STAIR #2
SHAFT #4
OPEN TO BELOW

740 HEINZ AVENUE, BERKELEY – SECOND FLOOR (PHASE III PREMISES)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1
2
3
4
5
6
6.7
7
191' - 8"
31' - 10"
32' - 0"
32' - 9"
31' - 3"
32' - 0"
31' - 10"
10' - 0"
A
A.2
A.7
B
C
D
E
E.8
E.6
ROOF
ROOF
ROOF
135' - 8"
35' - 10"
32' - 0"
32' - 0"
35' - 10"
5' - 0"
SHAFT #1
STAIR #1
ELEVATOR VESTIBULE
ELEV 1
ELEV 2
ELEV 3
VESTIBULE
IDF
SHAFT #2
WOMEN
MEN
ELECT
STAIR #2
18' - 8"
TERRACE

740 HEINZ AVENUE, BERKELEY – THIRD FLOOR (PHASE I PREMISES)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1
2
3
4
5
6
6.7
7
A
A.2
A.7
B
C
D
E
E.8
E.6
ROOF
ROOF
ROOF
ROOF
SHAFT #1
STAIR #1
ELEV 1
VESTIBULE
ELEV 3
IDF
SHAFT #2
WOMEN
MEN
SHAFT #3
STAIR #2
TERRACE

740 HEINZ AVENUE, BERKELEY – FOURTH FLOOR (PHASE I PREMISES)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

WORKLETTER AGREEMENT

THIS WORK AGREEMENT (this “Work Agreement”) is attached to and made a part of that certain Lease (the “Lease”) between Seventh Street Properties VII, LLC, a California limited liability company (“Landlord”), and Aduro Biotech, Inc., a Delaware corporation (“Tenant”). All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Lease. This Work Agreement sets forth the terms and conditions relating to the construction of Tenant Improvements (defined below) in the Premises.

SECTION 1

ALLOWANCE; TENANT IMPROVEMENTS

1.1Allowance. Tenant shall be entitled to an allowance (the “Tenant Improvement Allowance”) in an amount not to exceed $85.00 per square foot of Rentable Area of the Phase I Premises for the costs relating to the design, permitting and construction of Tenant’s improvements which are permanently affixed to the Phase I Premises and $75.00 per square foot of Rentable Area of the Phase II Premises, for the costs relating to the design, permitting and construction of Tenant’s improvements which are permanently affixed to the Phase II Premises (collectively, the “Tenant Improvements”). Landlord and Tenant acknowledge that the Tenant Improvements include the build-out of the Phase II Premises prior to Tenant’s election of the Expansion Option and that, as a result, Tenant may never lease or occupy the Phase II Premises following completion of the Tenant Improvements relating thereto. Tenant agrees that is shall commence and complete the portion of the Tenant Improvements respecting the Phase I Premises and the portion of the Tenant Improvements respecting the Phase II Premises substantially concurrently, and shall complete the Tenant Improvements respecting the Phase II Premises no later than June 1, 2016.

Tenant acknowledges and agrees that it shall spend (in addition to all or any portion of the Tenant Improvement Allowance applicable to the Phase II Premises), an amount not less than $2,800,000.00 toward Tenant Improvement Allowance Items relating to the Phase II Premises (“Tenant’s Phase II Contribution”), and Landlord and Tenant shall use their best efforts and work cooperatively and in good faith to design the Tenant Improvements respecting the Phase II Premises such that the actual cost to construct the same is an amount equal to the Tenant Improvement Allowance applicable to the Phase II Premises plus Tenant’s Phase II Contribution (e.g. $4,720,000, assuming Tenant exercises the Expansion Option) (the “Anticipated Phase II Cost”). Notwithstanding such efforts by Landlord and Tenant, in the event the actual cost to complete the Tenant Improvements respecting the Phase II Premises (i) is less than the Anticipated Phase II Cost, then the Tenant Improvement Allowance respecting the Phase III Premises shall be increased by such cost savings (i.e., an amount equal to the unused remainder of the Tenant Improvement Allowance applicable to the Phase II Premises), or (ii) exceeds the Anticipated Phase II Cost, then Landlord shall contribute fifty percent (50%) of such excess costs, through an increase in the Tenant Improvement Allowance respecting the Phase II Premises; provided, however in no event shall the Tenant Improvement Allowance respecting the Phase II Premises be increased such that the aggregate Tenant Improvement Allowance respecting the Phase II Premises exceeds $85.00 per square foot of Rentable Area of the Phase II Premises.

B-1-1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Except in connection with the performance of Landlord’s Work, in no event will Landlord be obligated to make disbursements pursuant to this Work Agreement in a total amount which exceeds the Tenant Improvement Allowance, and in no event shall Landlord be obligated to make disbursements of the Tenant Improvement Allowance applicable to the Phase I Premises or the Phase II Premises in a total amount which exceeds the Tenant Improvement Allowance applicable to such Phase I Premises or Phase II Premises, as applicable. Tenant must complete all Tenant Improvements and have submitted Payment Request Supporting Documentation (defined below) for such work no later than December 31, 2016 in order to be entitled to receive the Tenant Improvement Allowance for such work.

1.2Disbursement of the Tenant Improvement Allowance.

(a)Tenant Improvement Allowance Items. Except as otherwise set forth in this Work Agreement, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

(i)Payment of the fees of the Architect and the Building Consultants (as those terms are defined below) and payment of fees and costs reasonably incurred by Landlord for the review of the Construction Drawings (defined below) by Landlord or by Landlord’s third party consultants;

(ii)The payment of plan check, permit and license fees relating to the Tenant Improvements;

(iii)The cost of construction of the Tenant Improvements, including, without limitation, after hours charges, testing and inspection costs, freight elevator usage, trash removal costs, and contractors’ fees and general conditions;

(iv)The cost of any changes to the Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(v)The cost of any changes to the Construction Drawings (defined below) or Tenant Improvements required by applicable building codes (collectively, “Code”); and

(vi)The Coordination Fee (defined below).

(b)Disbursement of Tenant Improvement Allowance. During the design and construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance to reimburse Tenant for Tenant Improvement Allowance Items and shall authorize the release of funds as follows, and otherwise in accordance with Landlord’s standard disbursement process.

(i)On or before the fifth (5th) day of each calendar month (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (A) a request for payment from Contractor (defined below) approved by Tenant and the Architect (hereafter defined), in a commercially reasonable form to be provided or approved in advance by Landlord, including a schedule of values and showing the percentage of completion, by trade, of the Tenant Improvements, which details the portion of the work completed and the portion not completed; (B) invoices from all of Tenant’s Agents (defined below) for labor rendered and materials delivered to the Phase I Premises and Phase II

B-1-2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Premises; (C) executed conditional mechanic’s lien releases from all of Tenant’s Agents who have lien rights with respect to the subject request for payment (along with unconditional mechanics’ lien releases with respect to payments made pursuant to Tenant’s prior submission hereunder) in compliance with all applicable laws; and (D) all other information reasonably requested by Landlord (collectively, the “Payment Request Supporting Documentation”).

(ii)Within thirty (30) days after Tenant’s delivery to Landlord of all Payment Request Supporting Documentation, Landlord shall deliver to Tenant payment in an amount equal to the lesser of: (x) the amount so requested by Tenant, as set forth above, less (i) the applicable Over-Tenant Improvement Allowance Amount (defined in Section 3.2(a) below and (ii) a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (y) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that if Landlord, in good faith, disputes any item in a request for payment based on non-compliance of any work with the Approved Working Drawings (defined below) or due to any substandard work and delivers a written objection to such item setting forth with reasonable particularity Landlord’s reasons for its dispute (a “Draw Dispute Notice”) within ten (10) business days following Tenant’s submission of its Payment Request Supporting Documentation, Landlord may deduct the amount of such disputed item from the payment. Landlord and Tenant shall, in good faith, endeavor to diligently resolve any such dispute. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(iii)Subject to the provisions of this Work Agreement, following the final completion of construction of the Tenant Improvements, Landlord shall deliver to Tenant a check made payable to Tenant, or a check or checks made payable to another party or parties as reasonably requested by Tenant, in the amount of the Final Retention, provided that (A) Tenant delivers to Landlord properly executed unconditional mechanics’ lien releases from all of Tenant’s Agents in compliance with all applicable laws, as reasonably determined by Landlord;

(B)Landlord has determined in good faith that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building; (C) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements has been finally completed; (D) Tenant supplies Landlord with evidence that all governmental approvals required for an occupant to legally occupy each of the Phase I Premises and the Phase II Premises have been obtained; and (E) Tenant has fulfilled its Completion Obligations (defined below) and has otherwise complied with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, closeout documentation regarding the general contractor, financial close-out matters, and Tenant’s vendors.

SECTION 2

CONSTRUCTION DRAWINGS

2.1Selection of Architect; Construction Drawings.   Tenant shall retain an architect approved in writing, in advance by Landlord, such approval not to be unreasonably withheld (the

B-1-3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Architect”) to prepare the Construction Drawings. Tenant shall retain engineering consultants approved in writing, in advance by Landlord, such approval not to be unreasonably withheld (the “Building Consultants”) to prepare all plans and engineering working drawings and perform all work relating to mechanical, electrical and plumbing (“MEP”), HVAC/Air Balancing, life- safety, structural, sprinkler and riser work.

The plans and drawings to be prepared by Architect and the Building Consultants hereunder (i.e., both the Space Plan and the Working Drawings, as each term is defined below) shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications determined or approved by Landlord and shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed. All MEP drawings must be fully engineered or prepared on a “design- build-assist” basis with a Landlord-approved MEP basis of design (“BOD”), as prepared by an approved MEP engineer consultant. The MEP drawings cannot be prepared on a strictly “design-build” basis. Landlord’s review of the Construction Drawings shall be for its sole purpose and shall not obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

2.2Space Plan. Tenant shall supply Landlord for Landlord’s review and approval with four (4) copies signed by Tenant of its space plan for each of the Phase I Premises and the Phase II Premises (collectively, the “Space Plan”) before any architectural working drawings or engineering drawings have been commenced. The Space Plan shall include a layout and designation of all laboratory facilities, offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Space Plan (or, if applicable, such additional information requested by Landlord pursuant to the provisions of the immediately preceding sentence) if the same is approved or is unsatisfactory or incomplete in any respect. Upon any disapproval by Landlord, Tenant shall promptly cause the Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

2.3Working Drawings. After the Space Plan has been approved by Landlord, Tenant shall supply the Architect and the Building Consultants with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements, to enable the Architect and the Building Consultants to complete the Working Drawings and shall cause the Architect and the Engineers to promptly complete the architectural and engineering drawings, and Architect shall compile a fully coordinated set of drawings, including but not limited to architectural, structural, mechanical, electrical, plumbing, fire sprinkler and life safety in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Working Drawings”) and shall submit the same to Landlord for Landlord’s review and approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of the Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt  of  the  Working  Drawings  if  Landlord, in good faith, determines that the same

B-1-4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

are approved or are unsatisfactory or incomplete. If Tenant is so advised, Tenant shall promptly revise the Working Drawings to correct any deficiencies or other matters Landlord may reasonably require.

2.4Landlord’s Approval. Tenant acknowledges that it shall be deemed reasonable for Landlord to disapprove the Space Plan and any subsequent Working Drawings unless, at a minimum, the same are prepared on the basis that: (a) each phase (i.e., each of the Phase I Premises, the Phase II Premises and the Phase III Premises) will be completely built out and will only utilize the appropriate pro-rated share of building systems capacity available for tenant usage in the building (including, but not limited to, Heating Ventilation and Air Conditioning equipment, electrical power, fire sprinkler, emergency electrical power), (b) the Tenant Improvements as specified and designed comply with the requirements of the Project’s Sustainability Practices and Tenant is strongly encouraged tocomplete the Tenant Improvements in a manner sufficient to achieve the applicable Green Building Standards, and (c) the sprinkler systems shall be designed in compliance with the specifications provided by FM Global. Additionally, Landlord’s approval of any matter under this Work Agreement may be withheld if Landlord reasonably determines that the same would violate any provision of the Lease or this Work Agreement or would adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building.

SECTION 3

CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1Tenant’s Selection of Contractors.

(a)The Contractor. Tenant shall retain a general contractor approved in writing, in advance by Landlord, such approval not to be unreasonably withheld, to construct the Tenant Improvements (“Contractor”).

(b)Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, in Landlord’s sole discretion (Landlord will approve or disapprove Tenant’s Agents within ten (10) business days following Tenant’s written request, and if such request for consent was delivered in accordance with Article 24 of the Lease, then Landlord’s failure to so approve or disapprove in writing within such ten (10) business day period shall be deemed to be Landlord’s approval), provided that Landlord will require Tenant to retain the Building Consultants. All of Tenant’s Agents shall be licensed in the State of California and capable of being bonded. Notwithstanding anything herein to the contrary, in connection with Tenant’s construction of the Tenant Improvements, any of Tenant’s Agents that are (i) to be reimbursed to Tenant through the Tenant Improvement Allowance, and/or (ii) involved in principal construction trades, shall be union- affiliated and in compliance with all then existing master labor agreements.

3.2Construction of Tenant Improvements by Tenant’s Agents.

(a)Construction Contract.  Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, Tenant shall provide Landlord with a

B-1-5

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

schedule of values consisting of a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, for all Tenant Improvement Allowance Items in connection with the design and construction of the Tenant Improvements, which costs form the basis for the amount of the Contract, segregated and allocated, as applicable, for each of the Phase I Premises and the Phase II Premises (“Final Costs”). Prior to the commencement of construction of the Tenant Improvements, Landlord and Tenant shall identify the amount for each of the Phase I Premises and the Phase II Premises (the "Over- Allowance Amount") equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements), and Landlord will reimburse Tenant on a monthly basis, as described in Section 1.2(b)(ii) above, for a percentage of each amount requested by the Contractor or otherwise to be disbursed under this Work Agreement, which percentage shall be equal to the Tenant Improvement Allowance divided by the amount of the Final Costs (after deducting from the Final Costs any amounts expended in connection with the preparation of the Construction Drawings, and the cost of all other Tenant Improvement Allowance Items incurred prior to the commencement of construction of the Tenant Improvements), and Tenant shall be solely responsible for any Over-Allowance Amount. If, after the Final Costs have been initially determined, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs for such design and construction in excess of the Final Costs shall be added to the Over-Allowance Amount and the Final Costs, and Landlord’s reimbursement percentage, shall be recalculated in accordance with the terms of the immediately preceding sentence. Notwithstanding anything set forth herein to the contrary, construction of the Tenant Improvements shall not commence until Tenant has procured and delivered to Landlord a copy of all Permits for the applicable Tenant Improvements.

(b)onstruction Requirements.

(A)Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Construction of the Tenant Improvements shall comply with the following: the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings and Landlord’s then-current published construction guidelines; (B) Tenant’s Agents shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (C) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of contractor parking, materials delivery, freight, loading dock and service elevators, any required shutdown of utilities (including life-safety systems), storage of materials, coordination of work with the contractors of Landlord, and any other matter in connection with this Work Agreement, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay an oversight and supervisory fee (the “Coordination Fee”) to Landlord in an amount equal to one and one-half percent (1.5%) of the Tenant Improvement Allowance.

(i)Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs,

B-1-6

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (A) to permit Tenant to complete the Tenant Improvements, and (B) to enable Tenant to obtain any related building permit or certificate of occupancy.

(ii)Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractor. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with the removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that are damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances as may be necessary to effect such right of direct enforcement.

(c)Insurance Requirements.

(i)General Coverages. All of Tenant’s Agents shall carry employer’s liability and worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including personal and bodily injury, property damage and completed operations liability, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(ii)Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and shall be in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(iii)General Terms. Certificates for all of the foregoing insurance coverage shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days’ prior written notice of any cancellation of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operations Coverage insurance required by Landlord, which is to be maintained for one (1) year following completion of the work and acceptance by Landlord and Tenant. All policies carried hereunder shall insure Landlord, Wareham Property Group

B-1-7

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

as Landlord’s manager, and Tenant, as their interests may appear, as well as Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease and/or this Work Agreement.

(d)Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other federal, state, city and/or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person or entity; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; (iii) building material manufacturer’s specifications, and (iv) the Project’s Sustainability Practices. Tenant is strongly encouraged tocomplete the Tenant Improvements in a manner sufficient to achieve the applicable Green Building Standards

(e)Inspection by Landlord. Prior to the completion of the Tenant Improvements, Landlord shall have the right to inspect the same at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

(f)Meetings. Tenant shall hold periodic meetings at a reasonable time with the Architect and the Contractor regarding the progress of the preparation of the Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated or reasonably approved by Landlord, and Landlord and/or its agents shall receive prior written notice of, and shall have the right to attend, all such meetings. Upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, and Landlord will be included in the distribution list for such minutes. One such meeting each month shall include the review of Contractor’s current request for payment.

3.3Notice of Completion; Copy of Record Set of Plans. Following completion of construction of the Tenant Improvements, Landlord shall cause a Notice of Completion to be recorded in the office of the Recorder of Alameda County and shall furnish a copy thereof to Tenant. Within

B-1-8

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

thirty (30) days following the completion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction,

(B)to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord such updated drawings in accordance with Landlord’s then-current CAD Requirements, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Phase I Premises and/or Phase II Premises. Tenant’s obligations set forth in this Section are collectively referred to as the “Completion Obligations.”

SECTION 4

LANDLORD WORK

Landlord shall deliver each of the Phase I Premises, Phase II Premises, and Phase III Premises in a “warm shell” condition and in conformance with the base building standards as set forth on Exhibit B-1 hereto (the “Landlord Work”). For the avoidance of doubt, subject to Tenant’s exercise of the Expansion Option, Tenant’s rights respecting the Phase II Premises shall be limited to the right of access for the sole purpose of constructing the Tenant Improvements, and Tenant shall have no right to otherwise occupy or use the Phase II Premises following completion of the Tenant Improvements respecting the same.  The Landlord Work shall comply in all respects with the Code and other federal, state, city and/or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person or entity; the applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters), and the National Electrical Code. Subject to the foregoing, Tenant shall accept the Phase I Premises and Phase II Premises in their then existing, “AS-IS” condition.

SECTION 5

MISCELLANEOUS

5.1Tenant’s Representative. Tenant has designated Nancy Kaplan as its sole representative with respect to the matters set forth in this Work Agreement, until further notice to Landlord, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Agreement.

5.2Landlord’s Representative. Landlord has designated Chris Barlow as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Agreement.

5.3Tenant’s Default. Notwithstanding any provision to the contrary contained in the Lease, if a Default by Tenant under the Lease (including, without limitation, this Work Agreement) has occurred at any time on or before the substantial completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance, and (ii) all other obligations of Landlord under the terms of this Work Agreement shall be forgiven until such time as

B-1-9

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such default is cured pursuant to the terms of the Lease.

B-1-10

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B-1

LANDLORD WORK/WARM-SHELL SPECIFICATIONS AND DRAWINGS

B-1-1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

740 HEINZ AVENUE ARCHITECTURAL DRAWINGS PREPARED BY DGA PLANNERS

A-1OVERALL SITE PLAN

A-2ENLARGED SERVICE YARD PLAN AND DETAILS A-003 SITE DETAILS

A-004 ACCESSIBILITY REQUIREMENTS A-005 ENLARGED SITE PLAN

A-101 1ST LEVEL FLOOR PLAN A-102 2ND LEVEL FLOOR PLAN A-103 3RD LEVEL FLOOR PLAN A-104 4TH LEVEL FLOOR PLAN

A-105 ROOF LEVEL FLOOR PLAN A-106 PENTHOUSE ROOF PLAN A-101S 1ST LEVEL SLAB PLAN

B-1-2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-102S 2ND LEVEL SLAB PLAN A-103S 3RD LEVEL SLAB PLAN A-104S 4TH LEVEL SLAB PLAN A-105S ROOF LEVEL SLAB PLAN

A-201 NORTH & EAST ELEVATIONS A-202 SOUTH & WEST ELEVATIONS

A-301 LONGITUDINAL BUILDING SECTION A-302 CROSS BUILDING SECTION

A-311 WALL SECTIONS A-312 WALL SECTIONS

A-401 TOILET CORE ENLARGED PLANS & ELEVATIONS A-402 ENLARGED PLANS ELEVATORS & STAIRS

A-403 ELEVATOR SECTIONS A-404 STAIR #1 SECTIONS

A-405 STAIR #2 SECTIONS

A-406 LOBBY ENLARGED PLAN

A-407 LOBBY REFLECTED CEILING PLAN

A-408 LOBBY REFLECTED CEILING PLAN - SECOND LEVEL A-411 LOBBY INTERIOR ELEVATIONS

A-421 FINISH GENERAL NOTES AND SCHEDULE A-501 EXTERIOR DETAILS

A-502 EXTERIOR DETAILS A-503 EXTERIOR DETAILS A-504 EXTERIOR DETAILS

A-507 WALL SECTION DETAILS

A-508 PENTHOUSE & ROOF SCREEN ELEVATIONS A-510 INTERIOR FRAMING DETAILS

A-511 PENETRATION DETAILS

A-512 EXTERIOR DETAILS - CANOPY DETAILS A-513 ROOF DETAILS

A-514 ROOF DETAILS

A-515 WATERPROOFING DETAILS A-520 RATED WALL DETAILS

A-521 RATED WALL DETAILS

A-523 INTERIOR DETAILS - ELEVATOR

A-524 INTERIOR DETAILS- STAIR & RAILING A-525 INTERIOR DETAILS - CEILING

A-526 INTERIOR DETAILS - LOBBY

A-527 INTERIOR DETAILS - RECEPTION DESK A-529 MISCELLANEOUS DETAILS

A-601 WALL TYPE SCHEDULE A-602 DOOR SCHEDULE

A-604 WINDOW SCHEDULE

740 HEINZ AVENUE MECHANICAL DRAWINGS PREPARED BY AEI AFFILIATED ENGINEERS

M0-1 MECHANICAL ABBREVIATIONS AND SYMBOLS M0-2 MECHANICAL TITLE 24 COMPLIANCE FORMS M0-3 MECHANICAL TITLE 24 COMPLIANCE FORMS M1-01 MECHANICAL SITE PLAN

M2-1 MECHANICAL 1ST LEVEL FLOOR PLAN M2-2 MECHANICAL 2ND LEVEL FLOOR PLAN M2-3 MECHANICAL 3RD LEVEL FLOOR PLAN M2-4 MECHANICAL4TH LEVEL FLOOR PLAN M2-5 MECHANICAL 5TH LEVEL FLOOR PLAN M3-1 MECHANICAL ROOF PIPING PLAN

M4-1 CHILLED AND BOILER ROOM ENLARGED PLAN M6-1 MECHANICAL SECTIONS

M7-1 MECHANICAL AIR FLOW DIAGRAM

M7-2 MECHANICAL CHW & HW FLOW DIAGRAMS M8-1 MECHANICAL DETAILS

M8-2 MECHANICAL DETAILS M9-1 MECHANICAL SCHEDULES

740 HEINZ AVENUE FIRE PROTECTION DRAWINGS PREPARED BY AEI AFFILIATED ENGINEERS

B-1-3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FP2-1 FIRE PROTECTION 1ST LEVEL FLOOR PLAN FP2-2 FIRE PROTECTION 2ND LEVEL FLOOR PLAN FP2-3 FIRE PROTECTION 3RD LEVEL FLOOR PLAN FP2-4 FIRE PROTECTION 4TH LEVEL FLOOR PLAN FP2-5 FIRE PROTECTION 5TH LEVEL FLOOR PLAN FP7-1 FIREPROTECTION RISER DIAGRAM

FP8-1 FIRE PROTECTION DETAILS ELECTRICAL

740 HEINZ AVENUE ELECTRICAL DRAWINGS PREPARED BY AEI AFFILIATED ENGINEERS

E0-1 ELECTRICAL SYMBOLS AND ABBREVIATIONS E0-2 ELECTRICAL TITLE 24

E0-3 ELECTRICAL TITLE 24 E1-1 ELECTRICAL SITE PLAN

E2-1 ELECTRICAL POWER 1ST LEVEL FLOOR PLAN E2-2 ELECTRICAL POWER 2ND LEVEL FLOOR PLAN E2-3 ELECTRICAL POWER 3RD LEVEL FLOOR PLAN E2-4 ELECTRICAL POWER 4TH LEVEL FLOOR PLAN E2-5 ELECTRICAL POWER 5TH LEVEL FLOOR PLAN E3-1 ELECTRICAL POWER 1ST LEVEL FLOOR PLAN E3-2 ELECTRICAL POWER 2ND LEVEL FLOOR PLAN E3-3 ELECTRICAL POWER 3RD LEVEL FLOOR PLAN E3-4 ELECTRICAL POWER 4TH LEVEL FLOOR PLAN E3-5 ELECTRICAL POWER 5TH LEVEL FLOOR PLAN

E4-1 ELECTRICAL SPECIAL SYSTEMS 1ST LEVEL FLOOR PLAN E4-2 ELECTRICAL SPECIAL SYSTEMS 2ND LEVEL FLOOR PLAN E4-3 ELECTRICAL SPECIAL SYSTEMS 3RD LEVEL FLOOR PLAN E4-4 ELECTRICAL SPECIAL SYSTEMS 4TH LEVEL FLOOR PLAN E4-5 ELECTRICAL SPECIAL SYSTEMS 5TH LEVEL FLOOR PLAN E5-1 ELECTRICAL PANEL SCHEDULES

E6-1 ENLARGED ELECTRICAL ROOMS - 1ST FLOOR PLANS

E6-2 ENLARGED ELECTRICAL ROOMS - 1ST, 2ND, 3RD 4TH FLOOR PLANS E7-1 ELECTRICAL ONE-LINE RISER DIAGRAM

E7-2 ELECTRICAL EMERGENCY ONE-LINE RISER DIAGRAM E7-3 ELECTRICAL FIRE ALARM RISER DIAGRAM

E7-4 ELECTRICAL GROUNDING RISER DIAGRAM E7-5 ELECTRICAL PATHWAY RISER DIAGRAM E8-1 ELECTRICAL SECTIONS AND DETAILS

E9-1 ELECTRICAL LIGHTING FIXTURE SCHEDULE

E9-2 ELECTRICAL FEEDER SCHEDULES & LOAD SUMMARY

740 HEINZ AVENUE PLUMBING DRAWINGS PREPARED BY AEI AFFILIATED ENGINEERS

P0-1 PLUMBING SYMBOLS, ABBREVIATIONS AND NOTES P1-0 PLUMBING SITE PLAN

P2-0 PLUMBING UNDERFLOOR PLAN

P2-1 PLUMBING 1ST LEVEL FLOOR PLAN P2-2 PLUMBING 2ND LEVEL FLOOR PLAN P2-3 PLUMBING 3RD LEVEL FLOOR PLAN P2-4 PLUMBING 4TH LEVEL FLOOR PLAN P2-5 PLUMBING PENTHOUSE / ROOF PLAN

P4-1 PLUMBING ENLARGED RESTROOM PLANS

P7-1 PLUMBING DOMESTIC WATER RISER DIAGRAM

P7-2 PLUMBING SANITARY WASTE AND VENT RISER DIAGRAM P7-3 PLUMBING LAB WASTE AND VENT RISER DIAGRAM

P7-4 PLUMBING STORM DRAINAGE RISER DIAGRAM P7-5 PLUMBING NATURAL

B-1-4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GAS RISER DIAGRAM

P7-6 PLUMBING WASTE WATER RECOVERY SYSTEM RISER DIAGRAM P8-1 PLUMBING DETAILS

P9-1 PLUMBING SCHEDULES

T-24 TITLE 24 ENERGY CALCULATIONS

B-1-5

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C-1

LABORATORY RULES AND REGULATIONS

1.

Any laboratory equipment (glass and cage washers, sterilizers, centrifuges, etc.) being used during normal business hours must be properly insulated for noise to prevent interruption of other tenants’ business. Landlord reserves the right to request all equipment be insulated prior to occupancy. Should other tenants complain of noise, the laboratory tenant will be responsible for abating any noise issues, at the laboratory tenant’s sole cost.

2.

Any damages to property due to leaks from laboratory equipment will be the sole responsibility of the laboratory tenant. Should damage occur in other tenant spaces, any and all damages and clean-up will be the responsibility of the laboratory tenant.

3.

Animal activities are a recognized and necessary process in the biotech industry. It can only be conducted by laboratory tenants pursuant to all the requirements of their respective lease (including any “Use” clause) and requires specific, written approval by Landlord in advance, which shall not be unreasonably withheld, conditioned or delayed. Any animal operations shall be conducted pursuant to all regulations, standards and best industry practices relating to them.

4.

The Project may be a mixed-use facility in which laboratory tenants share space with office tenants.  No cartons, containers or cardboard boxes bearing the nature of contents may be stored or left in common area spaces, to include any garage/freight areas. Feed bags, animal carriers, and any and all containers must be disposed of properly and with discretion.

5.

All exterior signage relating to laboratory operations (i.e. visible to common areas including corridors) must be kept to the minimum required by law. All signs must have Landlord’s approval prior to installation.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

C-1-1

EXHIBIT C-2

RULES AND REGULATIONS

1.No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Project, Tenant shall further, at Tenant’s own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

2.No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3.No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4.The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

5.No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

6.The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7.Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

8.Subject to Tenant’s rights, if any, as set forth in Exhibit C-3, no animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except registered

C-2-2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

service animals.

9.Tenant shall cooperate with Landlord’s efforts to implement the Project’s Sustainability Practices and the applicable Green Building Standards, including, but not limited to, complying with Landlord’s then-current energy saving efforts and participating in any recycling programs and occupant satisfaction and transportation surveys.

10.Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11.Tenant shall regularly conduct cleaning and janitorial activities, especially in bathrooms, kitchens and janitorial spaces, to remove mildew and prevent moist conditions and shall comply with the Project’s Sustainability Practices and Tenant is strongly encouraged to comply with the applicable Green Building Standards.

12.No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13.All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord’s prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14.Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

15.Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16.Landlord reserves the right to exclude from the Project between the hours of

C-2-3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

17.Tenant’s vendors and contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord) and shall be required to maintain such insurance coverage as reasonably approved by Landlord with liability policies naming Landlord and the Indemnitees as additional insureds.

18.If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19.The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20.Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

21.No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

22.There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23.Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

24.Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25.Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

26.Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any

C-2-4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

27.Tenant shall not conduct any restaurant, catering operations, or similar activities at the Premises; provided, however, Tenant may cook and/or prepare food and beverage solely for in-Premises consumption by its employees provided that no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28.The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant’s own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

29.Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord’s prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

30.Tenant shall not store any vehicle within the parking area. Tenant’s parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner’s expense or disposed of as provided by Law.

31.Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.

C-2-5

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C-3

RULES AND REGULATIONS

Trained and obedient dogs shall be permitted within the Premises solely in the event Tenant leases the entirety of the Building (or during the period prior to Tenant’s exercise of the Expansion Option, or if the Expansion Option is not exercised, then upon separate written agreement with Landlord), subject to the following conditions:

Tenant shall keep on file and provide a copy to the Landlord or the Property Manager, completed and executed copies of the attached “Aduro Dog Application Form” prior to allowing dogs to access the Building. Tenant shall enforce the provisions of the Aduro Dog Application Form against the occupants of the Premises.

Upon management’s request, Tenant shall facilitate and coordinate a management interview of any dog for which a Aduro Dog Application Form has been submitted. Any Aduro Dog Application Form applies solely to the particular dog identified therein, and does not extend to any other animal.

All dogs must be one year of age or older, and must weigh no more than 65 pounds at full growth. All dogs must be an approved breed. All dogs must be spayed or neutered and shall be licensed and vaccinated in accordance with local laws. Unless otherwise approved by management (which shall include a pet interview by management), the following breeds, or similar breeds/mixes, are not allowed within the Premises or the Project:

Akita	Pit Family	Bloodhound	Great Dane
Presia Canario	Bulldog	Rottwieler	Saint Bernard
Elkhound	Doberman	Mastiff	Dogo Argentino

Unless otherwise agreed by Landlord, the maximum number of dogs within the Premises shall be up to ten (10); provided, however, one time during each calendar year, Tenant may (with advance notice to Landlord) recognize a “bring your dog to work day” during which day the maximum number of dogs within the Premises shall be up to twenty (20).

Dogs shall never be left unattended at the Premises and shall not be kenneled or otherwise remain in the Premises for periods longer than twelve (12) hours in any twenty-four (24) hour period. No dog shall create noise or annoy other occupants of the Aquatic Park Center Campus. Dogs may not be bathed or groomed within the Premises.  No pet food or water may be left outside of the Premises.

Dogs are not permitted to be walked or held in common areas of the Aquatic Park Center Campus, except for purposes of ingress and egress to the Premises. Dogs must remain on leash when not within the Premises.  Dogs must be taken to the perimeter of the Aquatic Park Center Campus for their toilet purposes.  In no event shall any toilet boxes, “pee-pee pads” or dog waste of any kind exist in the Premises. All dog waste is to be removed immediately, sealed in plastic bags, and disposed into an exterior dumpster or trash can.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.C-3-6

Tenant shall be charged, without the necessity of prior notice from Landlord, for any extra maintenance, janitorial or similar costs that are incurred by Landlord in connection with dogs within the Premises or Aquatic Park Center Campus, including but not limited to carpet cleaning, excrement removal, painting, wall repair, floor care, and landscape repair/replacement. Tenant’s indemnity obligation as set forth in the Lease shall include any claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from the presence of dogs in or about the Premises, the actions of any dogs, or any failure of Tenant or its employees to control such dogs.

Tenant shall abide by any additional rules and regulations established by Landlord.

Landlord may withdraw permission for any or all dogs immediately upon notice following any breach of the foregoing conditions, if Landlord determines that any such dog(s) are bothersome in any way or a nuisance to other occupants of the Aquatic Park Center Campus, or if revocation of permission is otherwise considered necessary by Landlord for the welfare of the Aquatic Park Center Campus.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.C-3-7

ADURO DOG APPLICATION FORM

Picture of Dog Here

Name               of               Dog               Owner:   Name of                                                           Dog: Breed of                                                             Dog: Cell Phone: Vet Name/Phone:

I HAVE READ THE RULES BELOW AND AGREE TO ABIDE BY THE RULES AT ALLTIMES. I UNDERSTAND THAT THE ABILITY TO BRING MY DOG TO WORK IS A PRIVILEGE AND NOT A RIGHT.Signature: Date:

Dogs must be properly licensed and vaccinated.

Dogs are to be leashed when being transported into and out of the Building. Dogs are not to be off leash at anytime in the Common Areas of the Building or the Aquatic Park Center Campus.

All dogs must be supervised and dogs must stay with their owner or designated watcher at all times and should be kept in an employee's office or cubicle when the employee is working there. Dogs are not allowed in bathrooms, break areas, training rooms, or laboratory areas.

Any behavior, which interferes with another employee's ability to work, will be cause for a pet to be taken home (interference is in the eye of the beholder). Aggressive behavior, such as growling, barking, chasing, or biting, is unacceptable and the pet will have to be taken home on the first complaint.

Employees with allergic reactions to dogs may ask the owner to refrain from bringing the dog to the workplace if the presence of the dogs makes it difficult for the allergic employee to work).

Owners are responsible for cleaning up after pets at all times. If a pet has more than one indoor "accident" they will be asked to go home. Employees are financially responsible for any damage or cleaning to Aduro facilities, this includes damage from accidents, excessive pet hair and odor removal.

Owners must maintain adequate liability insurance against dog mishaps. As between Owner and Aduro, Aduro assumes no responsibility for any pet.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.C-3-8

RIDER 1 COMMENCEMENT DATE AGREEMENT

Seventh Street Properties VII, LLC, a limited liability company (“Landlord”), and Aduro Biotech, Inc. a Delaware Corporation (“Tenant”), have entered into a certain Office/Laboratory Lease dated as of September 10, 2015 (the “Lease”). Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date [and Expiration Date] of the Lease as provided for in Section 2.2(b) of the Lease.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1.The [Commencement Date] [Phase II Commencement Date] [Phase III Commencement Date] is acknowledged to be. The Rentable Area of the Premises is acknowledged to besquare feet.

2.Tenant hereby confirms that it has accepted possession of the [Phase I Premises] [Phase II Premises] [Phase III Premises] pursuant to the terms of the Lease and that the Lease is in full force and effect.

3.Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

4.The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:LANDLORD:

Aduro Biotech, Inc.,

a Delaware corporation

By:

Print Name:

Its:

By:

Print Name:

Its:

Seventh Street Properties VII, LLC,

a California limited liability company

By: Seventh Street Properties VII Associates, LLC Its: Managing Member

By: Wareham-NZL, LLC

a California limited liability company, its Manager

By:

         Richard K. Robbins   Manager

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.C-3-9

RIDER 2 ADDITIONAL PROVISIONS

This Rider 2 (“Rider”) is attached to and forms a part of a certain Office/Laboratory Lease by and between Seventh Street Properties VII, LLC, a California limited liability company, as Landlord (“Landlord”), and Aduro Biotech, Inc., a Delaware corporation, as Tenant (“Tenant”), for the Premises as described therein (the “Lease”). Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein. This Rider forms a part of the Lease. Should any inconsistency arise between the terms set forth in this Rider and any other provisions of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.

1.LOBBY IMPROVEMENTS

Landlord will be making certain improvements to the lobby area on the ground floor of the building as part of its Landlord Work as shown on the plans and specifications attached hereto as Exhibit B-1. Tenant has notified Landlord that Tenant desires to construct a reception area in the Common Area of the ground floor lobby of the Building that is in addition to and separate from the Landlord Work (the “Lobby Improvements”). Landlord has agreed that Tenant shall have the right to make the Lobby Improvements, at Tenant’s sole cost and expense, provided that Tenant fully complies with the terms and conditions of Article 9 of this Lease, including, without limitation, the review and approval by Landlord of detailed architectural plans and specifications and the approval by Landlord of Tenant’s contractors. In the event Tenant does not exercise the Expansion Option pursuant to Section 4 of this Rider 2, then Tenant shall, not later than October 1, 2016 and at Tenant’s sole cost and expense, remove the Lobby Improvements and restore the affected portion of the Building to the condition which existed prior to the installation of the same. If Tenant fails to perform such obligations in a timely manner, Landlord may perform such work at Tenant’s expense.

2.ROOFTOP INSTALLATIONS

Tenant, at its sole cost and expense, shall have the right to utilize up to Tenant’s Share of the available area of the roof and mechanical penthouse of the Building for the purposes of installation, maintenance, and from time to time replacement of equipment servicing Tenant’s business within the Premises (e.g. satellite dishes and HVAC equipment) and/or a rooftop garden (as applicable “Rooftop Installations”), provided that prior to commencing any installation or maintenance, Tenant shall (i) obtain Landlord’s prior approval of the proposed size, weight, specification and location of the Rooftop Installation and method for fastening and/or installation the Rooftop Installation to the roof, (ii) such Rooftop Installation shall be architecturally screened as may be required by Landlord, (iii) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, (iv) use the Rooftop Installation solely for its internal use, (v) not grant any right to use of the Rooftop Installation to any other party, and (vi) obtain and maintain in effect, at Tenant’s sole cost and expense, insurance for the Rooftop Installation and any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise or perform any roof penetration related to the installation of a Rooftop Installation, and charge the cost thereof to Tenant. All installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements imposed by Landlord. Any cable or wire

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

placed by Tenant in the telecommunications pathways of the Building shall comply with Landlord’s cabling requirements of Section 6.4 of the Lease. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Rooftop Installation. The Rooftop Installation shall remain the property of Tenant, and Tenant may subject to and in accordance with this Section 2 and Article 9 of the Lease, remove, replace and reinstall the Rooftop Installation at its cost from time to time and at any time during the Term. Tenant shall remove the Rooftop Installation at Tenant’s cost and expense upon the expiration or termination of this Lease. The Rooftop Installation, and any wires, cables or connections relating thereto, and the installation, maintenance and operation thereof shall in no way interfere with the use and enjoyment of the Building, or the operation of communications (including, but not limited to, other satellite dishes) or computer devices by Landlord or other tenants or occupants of the Project. If such interference shall occur, Landlord shall give Tenant written notice thereof and Tenant shall take actions as necessary to correct the same within twenty-four (24) hours of receipt of such notice. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of a Rooftop Installation, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord’s Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Rooftop Installation. Tenant’s obligations under this paragraph shall survive any termination of this Lease.

3.EXTERIOR SIGNAGE

In addition to the interior signage identified in Section 6.7 above, Tenant shall be entitled to Tenant’s Share of any available monument, eyebrow or parapet logo tenant identification signage for the Building (as applicable, “Tenant’s Exterior Signage”). Tenant’s Exterior Signage, including, without limitation, the exact location of the Tenant’s Exterior Signage and the manner in which it is attached, shall be subject to all applicable Laws, the Aquatic Park Center Campus signage program, and Landlord’s prior written approval, which approval shall not be unreasonably withheld, provided that the location does not detract from the first-class quality of the Building. Such right to Tenant’s Exterior Signage is personal to the named Tenant hereunder (and any assignee pursuant to a Permitted Transfer) and is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings for the Tenant’s Exterior Signage to Landlord and to the City of Berkeley and to any other public authorities having jurisdiction and shall obtain written approval from Landlord and each such jurisdiction prior to installation, and shall fully comply with all applicable Laws; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Tenant’s Exterior Signage; (c) the size, color and design of the Tenant’s Exterior Signage shall be subject to Landlord’s prior written approval, which Landlord shall have the right to withhold in its sole but good faith discretion; and (d) Tenant shall maintain Tenant’s Exterior Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning and, if the Tenant’s Exterior Signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Tenant’s Exterior Signage. At Landlord’s option, Tenant’s right to the Tenant’s Exterior Signage may be revoked and terminated upon occurrence of any of the following events: (i) a Default beyond the applicable cure period shall have occurred and be continuing hereunder, or (ii) the named Tenant hereunder or pursuant to a Permitted Transfer (defined below), a Tenant Affiliate, does not

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

occupy at least fifty-one percent (51%) of the Premises. Upon the Termination Date or at such other time that Tenant’s signage rights may be earlier terminated pursuant to the terms hereof, Tenant shall remove Tenant’s Exterior Signage and repair and restore to the condition which existed prior to the installation of the Tenant’s Exterior Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord.

4.EXPANSION RIGHT

(a)Tenant shall have a one-time option (the “Expansion Option”) to lease the remainder of the rentable square footage in the Building which shall constitute the remainder of the first (1st) floor, containing an agreed upon 25,600 square feet of Rentable Area (the “Phase II Premises”), and the second (2nd) floor containing an agreed upon 28,801 square feet of Rentable Area (the “Phase III Premises”), upon the terms and conditions contained in this Section 4. The Phase II Premises and the Phase III Premises shall collectively be referred to herein as the “Expansion Premises.”

(b)In order to exercise the Expansion Option, Tenant must deliver to Landlord irrevocable written notice of Tenant’s exercise (the “Expansion Notice”) prior to July 1, 2016; [ * ]. Any notice delivered pursuant to this Section 4 must be given as provided in Article 24 of the Lease. In the event Tenant validly exercises the Expansion Option, then all terms and conditions of the Lease respecting the Premises (including the Lease Term) shall be applicable to the Expansion Premises, subject to the following:

(i)Landlord shall deliver possession of the Phase II Premises and the Phase III Premises upon delivery of the Expansion Notice, following which Tenant shall be subject to all of the terms, covenants and conditions of this Lease respecting the Phase II Premises and the Phase III Premises, except as otherwise expressly provided herein.

(ii)The Lease Term respecting the Phase II Premises shall commence upon the date which is the earlier to occur of: (i) the January 1, 2017, or (ii) the date Tenant first occupies all or part of the Phase II Premises to conduct its business (the “Phase II Commencement Date”). The Monthly Base Rent respecting the Phase II Premises shall commence on the date which is ninety (90) days following the Phase II Commencement Date and shall be determined, from time-to-time, in accordance with the terms of Section 1.1(8) of the Lease.

(iii)The Lease Term respecting the Phase III Premises shall commence upon the date which is the earlier to occur of: (i) the January 1, 2018, or (ii) the date Tenant first occupies all or part of the Phase III Premises to conduct its business (the “Phase III Commencement Date”). The Monthly Base Rent respecting the Phase III Premises shall commence on the date which is sixty (60) days following the Phase III Commencement Date and shall be determined, from time-to-time, in accordance with the terms of Section 1.1(8) of the Lease.

(iv)Tenant’s Share with respect to (i) Taxes and (ii) Operating Expenses relating to insurance maintained by Landlord shall be adjusted 100% effective upon the delivery of the Expansion Notice (no earlier than July 1, 2016). Tenant’s Share with respect to Operating

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Expenses other than those relating to insurance maintained by Landlord shall be 51% (subject to any adjustment to the Rentable Area in accordance with Section 2.1(b)) until the Phase II Commencement Date, adjusted to 74% (subject to any adjustment to the Rentable Area in accordance with Section 2.1(b)) as of the Phase II Commencement Date, and adjusted to 100% on the Phase III Commencement Date.

(v)Within five (5) days following delivery of the Expansion Notice Tenant shall deliver additional Cash Deposit, an amendment to the existing Letter of Credit, or a replacement letter of credit in the new amount that otherwise complies with all other applicable requirements specified in the Lease in order to increase the aggregate Security Deposit Value to an amount equal to $467,780.00.

(vi)Landlord will make available to Tenant a Tenant Improvement Allowance respecting the Phase III Premises in an amount up to Eighty-Five Dollars ($85) for each square foot of Rentable Area of the Phase III Premises, which shall be utilized by Tenant for the construction of Tenant Improvements to the Phase III Premises pursuant to and in accordance with the provisions of Exhibit B to the Lease, provided that Tenant must complete all Tenant Improvements and have submitted Payment Request Supporting Documentation (defined below) for such work no later than March 31, 2018 in order to be entitled to receive the Tenant Improvement Allowance for such work.

(vii)Within thirty (30) days following each of the Phase II Commencement Date and Phase III Commencement Date, Landlord and Tenant shall enter into an agreement (in the form attached as Rider 1) confirming the Phase II Commencement Date or Phase III Commencement Date, as applicable. If Tenant fails to enter into such agreement, then the applicable date shall be as designated by Landlord in such agreement.

5.BACK-UP GENERATOR

(a)Emergency Generator Power. Upon the Commencement Date, Landlord agrees that in the event of an interruption of power to the Building, Tenant may connect Tenant loads to the emergency generator serving the Building (the “Emergency Generator”) on the following conditions: (i) Tenant loads to the Emergency Generator shall in no event exceed Tenant’s Share of the total kVA capacity of the Emergency Generator available for use in tenant premises; (ii) Any use of the Emergency Generator, including the duration of use, shall be subject to the requirements and limitations (if any) imposed by applicable Law; and (iii) In the event of an emergency causing an interruption of power to any portion of the Building, Landlord may, in its reasonable discretion, immediately shed or shut down Tenant loads (an “Emergency Shut Down”) to the extent necessary to redirect the power from the Emergency Generator (“Emergency Generator Power”) to the Building’s emergency/life-safety systems (e.g., elevators, fire-life safety and emergency lighting). Once known, Landlord shall promptly give notice to Tenant of the percentage capacity of the Emergency Generator Power necessary to provide power to the Building’s emergency/life-safety systems. To the extent Landlord’s load shedding equipment accommodates shedding Tenant loads in stages, then Landlord shall use commercially reasonable good-faith efforts to shed Tenant loads in a priority which Tenant has delivered to Landlord in writing.

(b)Usage Meter. As a condition to Tenant’s right to connect Tenant loads to the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Emergency Generator, Tenant shall install and maintain, at Tenant’s sole cost and expense, a meter (the “Meter”), which shall be designed and configured to capture all Tenant loads connected to the Emergency Generator. Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of Landlord’s demand (which demand shall be accompanied by documentation of the costs and expenses which are the subject of such demand), any and all actual out-of-pocket costs and expenses incurred by Landlord in connection with the supply of power to Tenant for the Emergency Generator, including, without limitation, fuel costs of the Emergency Generator.

(c)Emergency Generator Control Devices. As a condition to Tenant’s right to connect Tenant loads to the Emergency Generator, Tenant shall be responsible for its pro-rata share (which for purposes of this provision shall be based on Tenant’s connected kVA load as divided by the total kVA capacity of the Emergency Generator) of the actual out-of-pocket costs and expenses incurred by Landlord to install and maintain any control devices (the “Control Devices”) which may be designed and configured to either (a) automatically shed Tenant loads, or (b) shut down Tenant loads, if Tenant’s use of Emergency Generator Power exceeds the amount permitted by Paragraph 5(a)(i) above. If requested by Tenant, Landlord shall, within ten (10) business days following Tenant’s request, provide Tenant with documentation of costs and expenses for which Landlord seeks reimbursement under this Paragraph 5(c).

(d)Emergency Generator Shunt Trip Device. As a condition to Tenant’s right to connect Tenant loads to the Emergency Generator and use the Emergency Generator Power, Landlord shall have the right to install and maintain a shunt trip device (“Shunt Trip Device”) designed and configured to automatically shut down Tenant’s connection to the Emergency Generator and use of Emergency Generator Power in the event that the generator load for the Building exceeds eighty percent (80%) of the Emergency Generator rating. Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro-rata share of Landlord’s actual out-of-pocket costs and expenses incurred in connection with the installation and maintenance of the Shunt Trip Device. If requested by Tenant, Landlord shall, within ten (10) business days following Tenant’s request, provide Tenant with documentation of costs and expenses for which Landlord seeks reimbursement under this Paragraph 5(d).

(e)Landlord’s Rights. Tenant shall provide Landlord and Landlord’s building management staff (the “Building Management Staff”) with access to the Meter installed on the Emergency Generator (“EG Meter”) and the Control Devices at all times for the purpose of inspection, and if necessary (in the reasonable opinion of the Building Management Staff or Landlord), to perform maintenance or repairs thereto. In the event that Landlord incurs any cost or expense in connection with the inspection, repair or maintenance of the EG Meter, Tenant shall reimburse Landlord for Landlord’s reasonable and customary out-of-pocket costs and expenses in connection therewith within thirty (30) days after Tenant’s receipt of Landlord’s written demand therefor (which demand shall be accompanied by documentation of the costs and expenses which are the subject of such demand). Landlord shall have the right at any time during the Lease Term to install and maintain additional or separate transfer switches, meters, control devices and shunt trip devices in order to monitor and control Tenant’s connection to the Emergency Generator and use of the Emergency Generator Power.

(f)Tenant’s Proportionate Share of Emergency Generator Maintenance Costs. Tenant shall pay to Landlord, as additional Rent, an additional amount equal to Tenant’s pro-rata

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

share of Landlord’s out-of-pocket cost of maintaining the Emergency Generator; provided, however, in no event shall Tenant be required to pay Landlord for any costs resulting from any conditions of material disrepair or material defects, or from any conditions in violation of applicable Law existing as of the Commencement Date. Notwithstanding any provisions to the contrary in the Lease, such costs may include both operating costs incurred by Landlord as well as the costs of repairs and replacements directly serving, or necessary in Landlord’s reasonable judgment for the proper operation of, the Emergency Generator.

(h) Periodic Exercise of Emergency Generator. Notwithstanding anything to the contrary herein or in the Lease, Tenant acknowledges that the Emergency Generator and any transfer switch may be exercised on a periodic basis, such exercise to be conducted by Landlord or the Building Management Staff at Landlord’s reasonable discretion. Tenant further acknowledges that annual maintenance procedures require that the Emergency Generator be taken off-line and that an annual full load test be performed on an annual basis, which test shall be conducted by Landlord or the Building Management Staff at Landlord’s reasonable discretion; provided, however, Landlord shall give Tenant not less than five (5) business days’ prior written notice thereof. Landlord shall not be liable to Tenant, and Tenant shall not be entitled to any abatement of rent or other recourse in the event that Emergency Generator Power is not available for any reason. Landlord’s actual out-of-pocket cost of such exercise and testing shall be included in the maintenance costs, of which Tenant shall pay its proportionate share as set forth above in Paragraph 5(f).

(j)Surrender of Meter. Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender and assign to Landlord the Meter with the Expansion Premises, free and clear of any claim, lien, right, title or interest of any third party in or to any such Meter. In no event shall Tenant be entitled to any reimbursement from Landlord for costs incurred by Tenant in connection with Tenant’s installation and maintenance of the Meter.

(10)Rights Personal. The rights granted to Tenant under this Paragraph 5 are personal to the named Tenant hereunder (and any assignee pursuant to a Permitted Transfer) (each an “Approved User”), and shall only be exercisable by an Approved User so long only one connection exists from the Expansion Premises to the Emergency Generator at a time. Any attempt by an Approved User or any of its subtenants or other transferees to make any additional connection from the Expansion Premises to the Emergency Generator (beyond the one (1) Approved User connection permitted under this Amendment) shall constitute a material breach and default, and Tenant shall reimburse Landlord for all reasonable and customary out-of-pocket costs and expenses incurred by Landlord in connection with curing any such default within ten business days following Tenant’s receipt of Landlord’s demand therefor accompanied by documentation of such costs and expenses.

Notices to Tenant shall be addressed:

Prior to the Commencement Date:

626 Bancroft Way, #3C Berkeley, California 94710-2224 Attention: President

On and after the Commencement Date:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

At the Premises Attention: President

(4)DATE OF THIS LEASE:  September 11, 2015

(5)LEASE TERM: Commencing on the Commencement Date and continuing through the last day of the one hundred forty-fourth (144th) full calendar month following the Commencement Date; provided, however in the event Tenant exercises the Expansion Option (as defined in Rider 2 to this Lease), then the Lease Term shall automatically continue through the last day of the one hundred forty-fourth (144th) full calendar month following the later to occur of the Phase II Commencement Date or the Phase III Commencement Date (as such terms are defined in Rider 2 to this Lease), subject in all cases to the options set forth in Section 2.6 below.

(6)PROJECTED COMMENCEMENT DATE:  June 1, 2016

(7)EXPIRATION DATE: The last day of the one hundred forty-fourth (144th) full calendar month following the last to occur of the Commencement Date and, if the Expansion Option is exercised, the Phase II Commencement Date or the Phase III Commencement Date, as applicable.

(8)MONTHLY BASE RENT: An amount determined by multiplying the Rentable Area of the Premises (as the same may exist from time-to-time) by the Applicable Monthly Base Rate. As used herein, the “Applicable Monthly Base Rate” shall be an amount equal to Three Dollars and Fifty Cents ($3.50) for the twelve (12) month period following the Commencement Date (which twelve (12) month period shall include any partial calendar month following the Commencement Date if the Commencement Date is other than the first (1st) day of a calendar month), which amount shall increase by a compounded three percent (3%) on the first, second, third, fourth and fifth annual anniversaries of the Commencement Date, and by a compounded two percent (2%) on the sixth annual anniversary of the Commencement Date and each annual anniversary thereafter.

(9)RENTABLE AREA: Shall mean the rentable square footage based on the standards applicable to the measurement of gross area of a “single-tenant” building in accordance with the Office Buildings: Standard Methods of Measurement, ANSI/BOMA Z65.3- 2009. However, notwithstanding anything to the contrary contained herein, in the event Tenant does not exercise the Expansion Option, then the rentable area of the Premises shall be re- measured by Landlord’s architect based on the standards applicable to a “multi-tenant” building in accordance with the Office Buildings: Standard Methods of Measurement, ANSI/BOMA

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.